Exhibit 99.2

[EXECUTION COPY]

SLC LICENSE AGREEMENT

              THIS SLC LICENSE AGREEMENT (“Agreement”) is entered into as of September 30, 2003 (“Effective Date”) between SCIENTIFIC LEARNING CORPORATION, a Delaware corporation (“SLC”) and NEUROSCIENCE SOLUTIONS, CORPORATION, a California corporation (“NSC”). NSC and SLC may be referred to herein individually as a “party” and collectively as the “parties.”

RECITALS

              A. SLC provides products and services for use in developing the underlying cognitive skills required for reading.

              B. SLC’s products and services are based on patents, copyrights, trade secrets and other intellectual property, some of which SLC owns and some of which SLC has licensed from the Regents of the University of California (“Regents”) and Rutgers University (“Rutgers”) pursuant to an Exclusive License Agreement dated September 27, 1996 as amended by Amendment No. 1 effective as of January 1, 1999, Amendment No. 2 effective as of September 13, 2001 and Amendment No. 3 effective as of September 30, 2003 (“UC License”).

              C. NSC is a recently-established company that intends to develop products and services for the health field using certain intellectual property and other assets of SLC.

              D. SLC and NSC have entered into a Technology Transfer Agreement dated as of September 30, 2003 (“Technology Transfer Agreement”) pursuant to which SLC has transferred certain assets to NSC and entered into a series of related agreements, including this Agreement, a Services Agreement and a Series A Stock Purchase Agreement each dated even herewith (collectively, the “Related Agreements”).

              E. SLC now desires to grant, and NSC now desires to accept, (i) a license to certain patents, copyrights and other intellectual property rights owned by SLC; (ii) a sublicense to certain patents licensed by SLC under the UC License; and (iii) a license to certain of SLC’s proprietary software, all in accordance with the terms and conditions of this Agreement.

              F. The parties recognize that it would be impractical, from both an operational and accounting point of view, to attempt to identify, with respect to each aspect of NSC’s products licensed under this Agreement, the specific patent or patents are being used. Accordingly, for their joint convenience, the parties have elected to use an aggregate base royalty rate that will be applicable where one (1) or more of the licensed patents are practiced. An additional pass-through royalty will be applicable to certain third-party patents that are sublicensed by SLC to NSC.

AGREEMENT

              NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS. As used in this Agreement:

              1.1 “Affiliate” means, with respect to a party, any person that directly or indirectly controls, is controlled by, or is under common control with such party (but only for as long as such person meets these requirements). For purposes of this Section, a person shall be deemed to control an entity if such person owns or controls, directly or indirectly at least fifty percent (50%) of the outstanding voting securities of such entity; provided, however, that if the entity is subject to a law of a foreign country that does not allow the person to own fifty (50%) of such entity, then the person shall be deemed to control such entity if the person owns or controls, directly or indirectly, the maximum percentage of outstanding voting securities that it is allowed to own.

              1.2 “Change In Control” means, with respect to a party, the occurrence of any of the following events: (a) any consolidation or merger of such party with or into any other entity in which the holders of such party’s outstanding capital stock before such consolidation or merger do not, immediately after such consolidation or merger, retain capital stock representing a majority of the voting power of the surviving entity or capital stock representing a majority of the voting power of an entity that wholly owns, directly or indirectly, the surviving entity; (b) the sale, transfer or assignment of securities of such party representing a majority of the voting power of all of such party’s outstanding voting securities to an acquiring party or group; or (c) the sale of all or substantially all of such party’s assets.

              1.3 “Commercial NSC Product” means a Licensed Product that (i) has been designed, engineered and tested by or for NSC or SLC, (ii) is either in commercial production by NSC or is production-ready and (iii) in the case of a software product, does not contain any trademark, service mark, artwork (including animation of artwork) or music contained in SLC Software as supplied by SLC to NSC hereunder. With respect to a software product, “production-ready” means the product is ready for distribution in object code format, including master copies of commercial grade end-user documentation and packaging. With respect to a hardware product, “production-ready” means that: (a) NSC or SLC has built and tested production-quality prototypes and fully developed and tested any accompanying or embedded software; and (b) the product is fully documented for production, including production drawings and schematics, mask works, tooling design, bills of material, and assembly and testing procedures.

              1.4 “Confidential Information” means, with respect to either party, any confidential or proprietary information of that party, including, but not limited to, computer programs, source code, technical documentation, data, reports, know-how, results of audits, and other information related to the past, current or proposed operations, products, technology, services and business of such party disclosed or otherwise made available by such party, either in writing, orally or visually, to the other party in connection with this Agreement and that the receiving party would reasonably know or expect to be confidential. The source code to SLC Software is Confidential Information of SLC.

              1.5 “Core SLC Patents” means the SLC Patents identified as “Core SLC Patents” on Exhibit A.

              1.6 “Educational Field” means products and services designed and marketed for use to: (a) improve or enhance abilities or skills related to speech, language, listening, reading or learning of children in grades preschool through twelfth grade or persons in correctional institutions or persons with autism or attention deficit disorder; (b) improve or enhance abilities or skills related to speech, language, listening or reading of adults with dyslexia or similar reading impairments; and (c) improve or enhance abilities or skills on achievement or similar tests administered in grades preschool through twelfth grade or entrance exams for college or graduate school administered to persons of any age. Notwithstanding the foregoing, the Educational Field shall not include products or services, whether or not within the preceding clauses (a) through (c), that are sold or marketed in the Health Field (without regard to the last sentence of Section 1.7).

              1.7 “Health Field” means (a) products and services targeted at adults and designed and marketed for use to address, prevent or remediate issues of age-associated cognitive decline or age-associated impairment, Alzheimer’s disease or any other forms of dementia; (b) products and services designed and marketed for use to address, prevent or remediate deficiencies in fine motor control or balance or other physical motor impairments; and (c) products and services designed and marketed for use to address, prevent or remediate forms of repetitive strain injury, chronic pain or physical distress, forms of psychotic illness or disorder, forms of stroke, aphasia or brain injury, or other forms of neurological deficiency (excluding (1) autism, (2) attention deficit disorders, and (3) learning disabilities and other deficiencies related to the ability to learn in children in grades preschool through twelfth grade or in adults having dyslexia or similar reading impairments). The parties acknowledge that products or services within the preceding clauses (a) through (c) may be marketed as products or services to enhance cognitive skills, and such marketing by itself shall not remove such products or services from the Health Field if such products or services in fact address, prevent or remediate any of the conditions described in clauses (a) through (c) in the persons to whom they are sold. Notwithstanding the foregoing, the Health Field shall not include products or services, whether or not in the preceding clauses (a) through (c), that are sold or marketed in the Educational Field (without regard to the last sentence of Section 1.6).

              1.8 “Intellectual Property Rights” means: (a) all patents and other rights throughout the world in useful inventions and ornamental designs that are granted under patent law, including any rights in patent applications or rights to file patent applications; (b) copyrights, moral rights and other related rights throughout the world in works of authorship, including all registrations and applications therefor; and (c) rights throughout the world to proprietary know-how, trade secrets and other confidential information, whether arising by law or contractual obligation of non-disclosure, and all other industrial property rights or other rights covering intangible property recognized in any jurisdiction; provided, however, that Intellectual Property Rights shall not include trademarks, service marks, logos, insignias or other proprietary trade descriptions protected by law.

              1.9 “Licensed Product” means any product, computer program or material that meets any one of the following criteria: (a) it is covered by a Third Party Patent; (b) it is produced by a Licensed Service; (c) its use, manufacture, sale or importation would constitute, but for the license granted to NSC under this Agreement, direct or indirect infringement of any pending or issued claim within the Third Party Patents or any issued claim within the SLC Patents, including infringement by contributing to or inducing the infringement of others; (d) it contains SLC Software in whole or in part or constitutes a derivative work of any SLC Software; or (e) incorporates speech files or other output from the Speech Processing Software (as defined in Exhibit B) or is created using the Multimedia Template (as defined in Exhibit B).

              1.10 “Licensed Service” means any service, method, operation or process that meets any one of the following criteria: (a) it is covered by a Third Party Patent; (b) its performance would constitute, but for the license granted to NSC under this Agreement, direct or indirect infringement of any pending or issued claim within the Third Party Patents or any issued claim within the SLC Patents, including infringement by contributing to or inducing the infringement of others; or (c) it is performed using the SLC Software.

              1.11 “Net Sales” means the total of the gross amounts charged by NSC, its Affiliates or its Sublicensees, with respect to any Royalty-Bearing Offering, subject to Section 4, less in each case the sum of the following actual and customary deductions where applicable: (a) cash, trade, or quantity discounts; (b) sales, use, tariff, import/export duties or other excise taxes imposed on particular sales; (c) transportation charges and allowances; (d) reserves for bad debts, not to exceed three percent (3%) of gross amounts charged before taking into account the deductions permitted under clauses (a) through (c); and (e) credits to customers because of returns or rejections.

              1.12 “Patents” means SLC Patents and Third Party Patents.

              1.13 “Royalties” has the meaning assigned to it in Section 4.3.

              1.14 “Royalty-Bearing Offering” means any of the following activities or transactions:

                            (a) the use of any Licensed Product to provide services to others, including the service of making Licensed Products available for use by patients or others through a hosting or ASP arrangement;

                            (b) the receiving, processing, storing or reporting data generated by Licensed Products or Licensed Services, such as patient scores or progress, or the sale, license, packaging or provision or distribution of such data;

                            (c) the provision of periodic standard maintenance releases, updates or upgrades to Licensed Products;

                            (d) the license, lease, rental, or commercial distribution of Commercial NSC Products incorporating or based on SLC Software, or any use of Commercial NSC Products incorporating or based on SLC Software to provide services to others, during the term of the copyright in the SLC Software;

                            (e) any other sale, lease, license, rental, importation or other distribution of (i) a Licensed Product in a country in which a Patent of SLC covering the Licensed Product is in force or, in the case of a Third Party Patent, is pending or (ii) of a Licensed Product that incorporates speech files or other output from the Speech Processing Software (as defined in Exhibit B) or is based upon the Multimedia Template (as defined in Exhibit B); or

                            (f) any other performance or licensing of a Licensed Service.

              1.15 “SLC Patents” means (i) any patents or patent applications in any country that are in existence as of the Effective Date or are filed not later than two (2) years after the Effective Date (other than Third Party Patents), and that are either owned or co-owned by SLC or licensed to SLC and with respect to which SLC has the right to grant sublicenses of the scope granted to NSC herein, provided that if any royalties or other consideration is payable with respect to the grant of rights to NSC under such licensed patents, NSC agrees to pay such royalties or other consideration in addition to the Royalties payable hereunder (other than the Pass-Through Royalties required under Section 4.3 below); and (ii) continuing applications thereof including divisions and substitutions but excluding claims in any continuation-in-part applications that are not entitled to the filing date of an application in existence as of the Effective Date or filed no later than two (2) years after the Effective Date; (iii) any patents issuing on said applications and patents, including reissues, reexaminations and extensions; and (iv) any corresponding foreign applications or patents. SLC Patents existing as of the Effective Date are set forth on Exhibit A. SLC Patents do not include existing or future patents held by a third party that merges or consolidates with SLC, or otherwise acquires SLC, in a transaction involving a Change In Control of SLC or to whom SLC assigns this Agreement (other than the SLC Patents existing immediately prior to such Change In Control transaction or assignment).

              1.16 “SLC Software” means the software, in object and source code format and documentation identified on Exhibit B, as it exists on the Effective Date and is provided hereunder, together with any updates thereto that SLC may from time to time provide to NSC and any derivative works of the foregoing that NSC or its Sublicensees may create.

              1.17 “Sublicensee” means a sublicensee of NSC’s rights under Section 2 of this Agreement.

              1.18 “Third Party Patents“ means patents and patent applications in any country licensed to SLC by the Regents pursuant to the UC License that are either in existence as of the Effective Date or filed not more than two (2) years after the Effective Date; continuing applications thereof including divisions and substitutions but excluding claims in any continuation-in-part applications that are not entitled to the filing date of an application in existence as of the Effective Date or filed no later than two (2) years after the Effective Date; any patents issuing on such applications and patents, including reissues, reexaminations and extensions; and any corresponding foreign applications or patents. Third Party Patents existing as of the Effective Date are set forth on Exhibit A.

2. LICENSES GRANTED.

              2.1 Patent License. Subject to the terms and conditions of this Agreement, SLC hereby grants to NSC, and NSC hereby accepts, a non-transferable (except as provided in Sections 2.4 and 11.5), worldwide, royalty-bearing license under the SLC Patents, solely in the Health Field, to make, use, offer for sale, sell, and import Licensed Products and perform Licensed Services. The license granted under this Section 2.1 shall be exclusive (even as to SLC) with respect to the Core SLC Patents and non-exclusive with respect to all other SLC Patents, subject to Section 2.5.

              2.2 Patent Sublicense. Subject to the terms and conditions of this Agreement, SLC hereby grants to NSC, and NSC hereby accepts, a non-transferable (except as provided in Sections 2.4 and 11.5), worldwide, royalty-bearing sublicense under the Third Party Patents, solely in the Health Field, to make, use, offer for sale, sell, and import Licensed Products and to perform Licensed Services. The license granted under this Section 2.2 shall be exclusive (even as to SLC) with respect to the Third Party Patents, subject to Section 2.5.

             2.3 License to SLC Software.

                            (a) Grant of Licenses. Subject to the terms and conditions of this Agreement, SLC hereby grants to NSC, and NSC hereby accepts, a limited, non-transferable (except in accordance with Sections 2.4 and 11.5), worldwide, royalty-bearing license under SLC’s copyrights and trade secrets in the SLC Software, solely in the Health Field, to:

                                          (1) install and use SLC Software for NSC’s own business purposes, including development, marketing, demonstration and support;

                                          (2) install and use SLC Software to provide services to others, including hosting services and online services;

                                          (3) make a reasonable number of backup and archive copies of SLC Software;

                                          (4) copy, modify and compile the source code versions of SLC Software to create derivative works of SLC Software or Commercial NSC Products based on SLC Software;

                                          (5) distribute Commercial NSC Products, in object code format only, to its customers and end users, either directly or through OEMs, VARs or other distributors, subject to the restrictions on the distribution of certain SLC Software set forth in Exhibit B hereto; and

                                          (6) copy and grant access to the source, script or other human-readable code of a Commercial NSC Product (including SLC Software embodied therein) in accordance with a software source code escrow entered into by NSC or its Sublicensees for the benefit of their Sublicensees or its or their respective customers and end users, as permitted under the terms of Section 2.4(b) below.

The licenses granted under this Section 2.3(a) shall be exclusive (even as to SLC), subject to Section 2.5.

                            (b) Restrictions and Covenant Not to Sue. In exercising its distribution and other rights under this Section 2.3, NSC may only make the SLC Software available to third parties (including hosting and other service customers) by means of a sublicense granted in accordance with Section 2.4. NSC may not sell copies of SLC Software nor authorize any Sublicensee to sell copies of SLC Software. Notwithstanding the foregoing, NSC may transfer copies of SLC Software, in any format, to an assignee permitted under Section 11.5 but only so long as that assignee is not a Competitor (as defined in Section 9.4). Nothing in this Section 2.3 shall be deemed to grant, by implication, estoppel or otherwise, a license under any of SLC’s existing or future patents; however, SLC agrees that it shall not assert any of its rights under Covered Patent Claims against NSC or its Sublicensees or their customers and end users based upon the exercise by NSC or its Sublicensees of the license rights granted in this Section 2.3. “Covered Patent Claims” means claims in patents owned by or co-owned by SLC or licensed to SLC and with respect to which SLC has the right to enforce in the Health Field, other than claims in “SLC Patents,” that would be infringed by manufacture, use, offer for sale, sale, or importation of SLC Software (including updates thereto) in the form provided by SLC (“Original SLC Software”). Covered Patent Claims do not include claims infringed only by modifications to Original SLC Software made by anyone other than SLC or its authorized agents or representatives acting on behalf of SLC. Covered Patent Claims do not include claims in SLC Patents; rights of NSC and its Sublicensees under this Agreement to SLC Patents are granted solely under Section 2.1. For the avoidance of doubt, the foregoing covenant not to sue shall not apply to the activities of any Sublicensee or other person who receives, uses or discloses source code or object code to any Commercial NSC Product in violation of the provisions of this Agreement, including the restrictions of Exhibit B.

             2.4 Sublicensing.

                            (a) Generally. NSC may not sublicense (and its Sublicensees may not further sublicense) the license rights granted to it under Sections 2.1 through 2.3 without the express written consent of SLC with respect to both the identity of the proposed Sublicensee and the terms of the proposed sublicense agreements. In granting such consent, SLC may require, among other things, that the proposed sublicense agreement impose on the applicable Sublicensee terms consistent with, and no less protective of SLC’s and its licensors’ rights than, the terms imposed on NSC under this Agreement.

                            (b) Distribution Arrangements. Notwithstanding the provisions of Section 2.4(a) to the contrary, NSC and its Sublicensees (including Affiliates who are Sublicensees) may enter into Distribution Arrangements without the consent of SLC, but only in each case pursuant to a legally-binding written sublicense agreement that includes the minimum pass through terms of Exhibit E and contains no other terms inconsistent with the rights of SLC and its licensors under this Agreement. A “Distribution Arrangement” shall mean a non-exclusive end user license or distribution license that is an arm’s length transaction, in the ordinary course of business, under which NSC or its Sublicensee grants a non-Affiliate end-customer or distributor a sublicense to the right to use, reproduce, sell or otherwise distribute a Commercial NSC Product including any such arrangement where such third party is granted a sublicense to reproduce the Commercial NSC Product for purposes of distribution or to make the Commercial NSC Product available to others on a hosted or ASP basis or to provide a Licensed Service. Except as provided in Section 2.4(f), a “Distribution Arrangement” shall not include any arrangement where NSC or its Sublicensee grants any entitlement or access to the source, script or other human-readable code of a Commercial NSC Product or any right to modify a Commercial NSC Product. Notwithstanding the preceding sentence, NSC or its Sublicensees may, pursuant to a Distribution Arrangement, copy and grant access to the source, script or other human-readable code of a Commercial NSC Product in accordance with a software source code escrow entered into by NSC or its Sublicensees for the benefit of its or their Sublicensees or its or their respective customers and end users subject to the restrictions on the distribution of certain SLC Software set forth in Exhibit B hereto. A “Distribution Arrangement”shall not include any license to Licensed Services except to the limited extent necessary to permit use of the Commercial NSC Products in the form provided by NSC or as modified by a Sublicensee to the extent permitted by Section 2.4(f) below.

                            (c) Manufacturing Services. Notwithstanding the provisions of Section 2.4(a) to the contrary, NSC or its Sublicensee (in either case, a “Commissioning Party”) may, without the consent of SLC, grant a non-Affiliate supplier (other than any supplier that is a competitor, or an Affiliate of a competitor, of SLC or its Affiliates) a sublicense under Sections 2.1, 2.2 and 2.3 (without any right of further sublicense) to reproduce, package or otherwise manufacture Licensed Products as a service for the Commissioning Party (and not for such manufacturer’s own account) solely for delivery to and purchase by the Commissioning Party or the Commissioning Party’s designated customers or distributors, but only pursuant to a legally-binding, written sublicense agreement consistent with this Section that imposes on the applicable supplier terms consistent with, and no less protective of SLC’s and its licensors’ rights than the terms imposed on NSC under this Agreement.

                            (d) Sublicense in Connection With Sale of a Division. Notwithstanding the provisions of Section 2.4(a) to the contrary, NSC may without the express written consent of SLC sublicense the license rights granted to it under Sections 2.1 through 2.3 to a third party (provided that such third party is not a Competitor as defined in Section 9.4) in connection with the sale by NSC of a “Division” (as defined below) to such third party, provided that such sublicense shall (i) be exclusive (even as to NSC) in a defined sub-field of use within the Health Field which subfield encompasses and is limited to the health indications addressed by the products and services of the Division, which exclusivity may be limited in geographic territory, and (ii) be granted pursuant to a written sublicense agreement that imposes on the sublicensee terms consistent with, and no less protective of SLC’s and its licensors’ rights than, the terms imposed on NSC under this Agreement. For purposes of this Section 2.4(d), the term “Division” means a line of SLC Licensed Products and/or Licensed Services commercially offered by NSC that has generated at least five million dollars ($5,000,000) in gross revenue to NSC during the twelve (12) month period immediately preceding the grant of the sublicense to a third party pursuant to this Section 2.4(d). Notwithstanding anything to the contrary in this Section 2.4(d), a sublicensee of NSC shall have no rights to transfer its sublicense other than in whole and in connection with a subsequent transfer of said Division to a third party who is not a Competitor. NSC will provide, and will cause any third party sublicensee to provide, SLC with a copy of any such sublicense within fifteen (15) days after its execution.

                            (e) Additional Requirements. NSC shall enforce sublicense agreements with at least reasonable efforts and NSC shall ensure compliance by each Sublicensee with, to the extent applicable, all of the rights and obligations due SLC and its licensors including without limitation the Regents and Rutgers contained in this Agreement. NSC may permit a Sublicensee to grant further sublicenses pursuant to a Distribution Arrangement, but each further recipient of such a grant shall be considered a Sublicensee hereunder. NSC shall provide SLC with a copy of each sublicense agreement under this Agreement as finally executed by the Sublicensee. SLC may disclose these agreements to the Regents and Rutgers but shall otherwise treat them as Confidential Information of NSC. If NSC enters into one or more substantially identical sublicense agreements pursuant to a standard form (including mass market agreements such as shrink-wrap or click-wrap agreements), then NSC shall provide SLC with a representative exemplar of such form agreements in fulfillment of its obligation under the sentence before the preceding sentence with respect to such substantially identical sublicense agreements. Any purported sublicense granted in violation of this Section 2.4 shall be void and without effect.

                            (f) Certain Modifications Permitted under Distribution Arrangements. Notwithstanding the provisions of Section 2.4(b) to the contrary, NSC and its Sublicensees may grant to a Sublicensee under a Distribution Agreement the additional right to make insubstantial modifications to a Commercial NSC Product solely for deployment in a specified application within the Health Field and to reproduce, use, sell or otherwise distribute such modified version of the Commercial NSC Product for use only in such specified application. NSC may not license or permit a Sublicensee to create new Licensed Products or Licensed Services under a Distribution Arrangement or to make substantial modifications to a Commercial NSC Product. A modification is “substantial” if it substantial either with respect to the amount of engineering, design and production design effort expended to effect the modification relative to that expended by NSC or SLC in creating the Commercial NSC Product or with respect to the cost, efficiency, performance, features, or functionality of the product from the perspective of the end user or patient. The parties agree that localization of a Commercial NSC Product for a particular country or geographic market shall not be considered a substantial modification. When a Sublicensee is granted the right under this Section 2.4(f) to modify a Commercial NSC Product in the form of software, NSC may provide such Sublicensee and its downstream Sublicensees with limited access to the source, script or other human-readable code and accompanying documentation for the software, subject to the restrictions on the distribution of certain SLC Software set forth in Exhibit B hereto, so long as such Sublicensee is not a Competitor (as defined in Section 9.4) and such Sublicensee (and each of its downstream Sublicensees, as applicable) expressly agrees in its applicable Distribution Arrangement to hold such human-readable code in confidence and not to transfer or disclose such code to any other person or use such code for any purpose other than to create and maintain the permitted modifications.

              2.5 Reservations. NSC acknowledges and agrees that the Regents and Rutgers reserve the right to practice the Third Party Patents in the Health Field for educational and research purposes. The license rights granted hereunder are limited solely to the Health Field. SLC reserves all rights, including the right to practice the Patents and reproduce, distribute and use the SLC Software, in all other fields, including the Educational Field. NSC shall not exercise its rights granted hereunder in any field other than the Health Field. In furtherance and not in limitation of the foregoing, NSC shall not develop or offer under this Agreement any Licensed Products or Licensed Services that are marketed or intended by NSC for use in the Educational Field. NSC may not manufacture Licensed Products as a service to third parties other than Sublicensees as permitted in Section 2.4.

3. PROPRIETARY RIGHTS.

              3.1 Ownership. NSC agrees that SLC and its licensors own and retain all Intellectual Property Rights in and to the Patents and SLC Software as supplied by SLC to NSC hereunder, subject to Section 3.2. NSC agrees not to challenge the validity of SLC’s or its licensors’ ownership of the Intellectual Property Rights in the Patents or SLC Software or related technology. Except for the licenses expressly granted in Sections 2.1, 2.2, and 2.3, SLC and its licensors reserve and retain all rights with respect to the Patents and SLC Software. There are no implied licenses granted under this Agreement.

              3.2 Improvements and Derivative Works. All copyright rights and other Intellectual Property Rights in any derivative works of the SLC Software created by or for NSC shall be owned by NSC, subject to SLC’s Intellectual Property Rights in the underlying SLC Software as supplied to NSC by SLC hereunder upon which such derivative works are based. NSC shall own all Intellectual Property Rights, and shall have sole authority and control of seeking, perfecting, registering, and maintaining same, in any improvements or new inventions created by or for NSC as a result of the exercise of its rights hereunder, subject to SLC’s Intellectual Property Rights in any SLC inventions or materials upon which such NSC improvements or new inventions are based. Without limiting the generality of the preceding sentence, NSC shall retain rights to its patentable inventions, including improvements to the subject matter of the Patents, whether or not such inventions are embodied in derivative works of the SLC Software; provided, however, that NSC may not disclose Confidential Information of SLC in applying for such patents without SLC’s consent.

              3.3 Proprietary Rights Notices. NSC shall mark (and shall cause its Sublicensees to mark) all Licensed Products distributed pursuant to this Agreement with a patent notice citing applicable Patents in a form that complies with applicable statutes relating to the marking of patented articles. NSC shall not remove, alter or obscure any copyright or other proprietary rights notices on, in or displayed by the SLC Software, and shall reproduce such notice on copies (including derivative works) that NSC is entitled to make hereunder.

              3.4 Third Party Notices. Each party shall furnish the other party with written notice of any communications it receives from any other party challenging the ownership, validity or enforceability of the Patents promptly following such receipt. Each party shall notify the other if it becomes aware of any infringement by any third party of the Patents or SLC Software in the Health Field.

             3.5 Enforcement.

                            (a) Enforcement of SLC Patents that are Owned or Co-Owned by SLC in the Health Field. SLC shall have the exclusive right, but not the obligation, to assert a claim or initiate legal action, at its own expense, to enforce any SLC Patents that are owned or co-owned by SLC or its ownership rights in SLC Software as supplied by SLC to NSC hereunder against any third party infringers in the Health Field; provided, however, that (i) SLC may invite NSC to jointly bring any such enforcement action with SLC, in which event the parties shall equally share the cost of such action, and (ii) NSC may pursue such a claim or initiate such legal action, at its own expense, should SLC elect not to do so within twenty (20) days after request by NSC, in which event SLC hereby assigns to NSC any such cause of action for infringement that NSC elects to pursue. NSC shall, if so requested, reasonably cooperate with any action brought by SLC at SLC’s expense (and SLC agrees to do the same if an action is brought by NSC). Each party agrees, at the request of the other party, to keep the other party fully informed about any action it might bring. Notwithstanding NSC’s joinder or participation in such legal action, SLC shall have sole control over such legal action (and NSC shall have sole control should it bring such action). All awards, damages or settlements received in such action shall be shared as follows: (a) two-thirds (2/3) to SLC if it brings the action alone with one-third (1/3) to NSC; or (b) two-thirds (2/3) to NSC if the parties agree to bring such action jointly with one-third (1/3) to SLC; or (c) eighty-five percent (85%) to NSC if it brings the action alone with fifteen percent (15%) to SLC; in each case after first reimbursing the party bringing the suit (SLC or NSC, or both as the case may be) for its reasonable attorney fees and other costs incurred in maintaining the enforcement action.

                            (b) Enforcement of Third Party Patents. NSC shall have no right to itself enforce the Third Party Patents except as set forth below. SLC and its licensors may enforce the Third Party Patents in the Health Field in accordance with the UC License. In the event NSC reasonably believes that there is an infringement of NSC’s exclusive rights in the Third Party Patents in the Health Field, and NSC provides SLC with reasonable evidence of infringement and damages to NSC, then NSC may elect to require SLC to notify the Regents of same and to request that the Regents take legal action against infringement of the Third Party Patents in accordance with Section 19.2 of the UC License, and in the event the Regents elect not to do so under Section 19.2.2 of the UC License and give notice to SLC of the same, to require SLC to take over prosecution of the infringement in accordance with Article 19 of the UC License, which the parties acknowledge does not give SLC the right to undertake such prosecution in all circumstances. In any circumstance in which the right to enforce the Third Party Patents in the Health Field devolves to SLC under the UC License, whether in accordance with the previous sentence or otherwise, SLC shall either, at SLC’s election (i) offer to NSC to jointly bring any such enforcement action with SLC, in which event the parties shall equally share the cost of such action, or (ii) offer to NSC to assign such cause of action to NSC so that NSC can bring the enforcement action on its own at its expense. In any circumstances in which SLC and/or the Regents bring an enforcement action under the UC License, NSC shall cooperate with SLC and the Regents, to the extent requested, in such litigation proceedings and SLC shall reasonably consult with NSC with respect to any such litigation proceedings. In the event that the Regents bring an action by themselves to enforce the Third Party Patents under the UC License, the Regents shall, as provided in the UC License, be entitled to retain all awards, damages and settlement recovered in such action. With respect to all other actions to enforce the Third Party Patents in the Health Field, all awards, damages and settlements received in such action (after deducting any expenses or other portion payable to the Regents under Article 19 of the UC License) shall be divided as follows: (a) two-thirds (2/3) to SLC if it brings the action alone with one-third (1/3) to NSC; or (b) two-thirds (2/3) to NSC if the parties agree to bring such action jointly with one-third (1/3) to SLC; or (c) eighty-five percent (85%) to NSC if it brings the action alone with fifteen percent (15%) to SLC; in each case after first reimbursing the party bringing the suit (SLC or NSC, or both as the case may be) for its reasonable attorney fees and other costs incurred in maintaining the enforcement action.

             3.6 Prosecution.

                            (a) Duty to Prosecute. Except as otherwise provided in this Section 3.6, SLC and its licensors shall prosecute and maintain Patents. SLC shall notify NSC within ten (10) business days after it files any application that is included in the SLC Patents and shall promptly provide to NSC a copy of such application and of all documents related to ongoing prosecution of such application after such documents are filed. NSC may offer its suggestions with respect to ongoing prosecution of the Patents and SLC shall consider such suggestions in good faith.

                            (b) Prosecution Expenses. Except as otherwise provided in this Section 3.6, SLC shall bear all out-of-pocket expenses incurred in preparing, prosecuting and maintaining the Patents, including but not limited to fees and disbursements of outside attorneys; fees for preparation of drawings; search fees in conducting patentability studies; fees for docketing, document and database services; postage, telephone and photocopying expense; and filing and post-issuance maintenance fees payable to a government patent office (collectively, “Prosecution Expense”). NSC shall pay all Prosecution Expenses incurred on or after the second anniversary of the Effective Date of this Agreement in connection with the patents identified as “NSC Cost”patents in Exhibit A.

                            (c) Payment. SLC shall invoice NSC on a monthly basis for NSC’s share of Prosecution Expenses in accordance with this Section 3.6. NSC shall pay such invoices within thirty (30) days.

                            (d) Assumption of Control by NSC. NSC may at its election (made by giving thirty (30) days prior written notice to SLC in the case of an NSC-Controlled Application as defined below, or at any time by written notice after being informed of SLC’s election to abandon any other application) assume control over the prosecution of (i) any patent application for which NSC is paying the entire Prosecution Expense in accordance with Section 3.6(b) (“NSC-Controlled Application”) or (ii) any other patent application that SLC has elected to abandon (“NSC-Assumed Cost Application”). Upon NSC’s election to assume control over an NSC-Controlled Application or an NSC-Assumed Cost Application, SLC shall execute and deliver to NSC a power of attorney to allow counsel, designated by NSC and reasonably acceptable to SLC, to prosecute such NSC-Controlled Applications or NSC-Assumed Cost Applications at NSC’s expense on behalf of SLC. SLC shall cause its personnel (including inventors) involved in such NSC-Controlled Applications or NSC-Assumed Cost Applications to reasonably cooperate with NSC’s counsel in connection with such prosecution. Should NSC elect to abandon an NSC-Controlled Application or NSC-Assumed Cost Application, it shall give SLC notice at least thirty (30) days before the date of abandonment (not taking into account any extensions of time that may be available), and SLC may elect to resume control over such applications at SLC’s own expense. SLC shall retain sole and exclusive ownership over all NSC-Controlled Applications and NSC-Assumed Cost Applications and Patents issuing thereon.

                            (e) Prosecution of Third Party Patents. SLC shall use commercially reasonable efforts to fulfill all of its obligations, including but not limited to payment of costs, under Article 17 of the UC License necessary to cause the Regents to diligently endeavor to prosecute and maintain the Third Party Patents in the United States and foreign countries. SLC shall upon request and expense of NSC, pursuant to Section 17.2 of the UC License, request the Regents to amend any patent application to include claims reasonably requested by NSC to protect its products in the Health Field. In the event that SLC does not elect to request the Regents to prosecute patent protection in a particular foreign country pursuant to Section 17.6 of the UC License, SLC shall promptly notify NSC of its decision in writing, and in no event less than sixty (60) days before the expiration of any dates that would bar patent protection in such foreign country, and NSC may require SLC to request the Regents to prosecute patent protection in such foreign country to the extent permitted and available under Section 17.6 of the UC License, provided that NSC reimburses all costs incurred by SLC in such prosecution or that SLC is required to pay under Section 17.6 of the UC License. SLC shall not terminate its obligations with respect to any given patent application pursuant to Section 17.7 of the UC License without giving NSC at least fifteen (15) business days notice of same, and in that event NSC may elect at any time during such fifteen (15) business day period to require SLC to continue to fulfill its obligations with respect to such patent application at NSC’s expense. The parties acknowledge that if NSC does not elect to require SLC to continue to fulfill SLC’s obligation with respect to a patent application, then both NSC and SLC may, under the terms of the UC License, lose rights under that application, which loss of rights shall not give rise to claim by NSC against SLC provided SLC has fulfilled its notice obligations under this Section 3.6.

4. FINANCIAL MATTERS.

              4.1 Initial License Consideration. In accordance with the Technology Transfer Agreement, at the Closing (as defined in the Technology Transfer Agreement), NSC shall issue to SLC the Consideration Shares (as defined in the Technology Transfer Agreement) in consideration of the license granted under Section 2.1 of this Agreement.

              4.2 Base Royalty. In consideration of the license rights granted under Section 2, NSC shall pay to SLC a nonrefundable base royalty (“Base Royalty”) equal to the product obtained by multiplying: (a) the percentage fixed by reference to the schedule set forth below (the “Applicable Base Royalty Percentage”) by (b) Net Sales. The Applicable Royalty Percentage shall vary, in accordance with the following subsections (i) through (iii), with the amount of Net Sales accrued during the term of this Agreement as follows:

(i)	for cumulative Net Sales up to twenty five million dollars ($25,000,000) the Applicable Royalty Percentage shall be four percent (4%);

(ii)	for cumulative Net Sales of more than twenty five million dollars ($25,000,000) but less than fifty million dollars ($50,000,000), the Applicable Royalty Percentage shall be three percent (3%); and

(iii)	for cumulative Net Sales of fifty million dollars ($50,000,000) or more, the Applicable Royalty Percentage shall be two percent (2%).

4.3 Pass-Through Royalty. In consideration of the rights granted under Section 2.2, NSC shall pay to SLC an additional nonrefundable pass-through royalty (singly, the “Pass-Through Royalty” and together with the Base Royalty, the “Royalties”) equal to four percent (4%) of Net Sales related to Royalty-Bearing Offerings that: (a) are covered by a Third Party Patent; or (b) would constitute, but for the license granted to NSC under Section 2.2, a direct or indirect infringement of any pending or issued claim within a Third Party Patent, including infringement by contributing to or inducing the infringement of others; or (c) would otherwise require SLC to pay the Regents a royalty in accordance with the terms of the UC License as in effect on the Effective Date (“Pass-Through Net Sales”). The Pass-Through Royalty Rate shall be reduced as provided in the following subsections (i) through (iii) in accordance with the Amendment No. 3 to UC License:

(i)	The Pass-Through Royalty shall be reduced, on a going-forward basis only, to three and one-half percent (3.5%) beginning in the quarter following the quarter when cumulative net sales (lower case intentional) reported by SLC to the Regents under the UC License (including the Pass-Through Net Sales reported by NSC under this Agreement) exceed two hundred million dollars ($200,000,000) and the royalty rate payable by SLC to the Regents is reduced to three and one-half percent (3.5%) pursuant the Amendment No. 3 to the UC License.

(ii)	The Pass-Through Royalty shall be reduced, on a going-forward basis only, to three percent (3%) beginning in the quarter following the quarter when cumulative net sales (lower case intentional) reported by SLC to the Regents under the UC License (including the Pass-Through Net Sales reported by NSC under this Agreement) exceed two hundred fifty million dollars ($250,000,000) and the royalty rate payable by SLC to the Regents is reduced to three percent (3%) pursuant the Amendment No. 3 to the UC License.

(iii)	If the cumulative net sales (lower case intentional) reported by SLC to the Regents under the UC License (including the Pass-Through Net Sales reported by NSC under this Agreement) through the end of a particular quarter exceed either or both of the thresholds specified in the preceding clauses (i) or (ii) with the result that the royalty rate payable by SLC to the Regents for such quarter is lower than the Pass-Through Royalty rate paid by NSC for such quarter, then SLC shall notify NSC that the applicable threshold has been met and shall apply a credit in favor of NSC toward future Pass-Through Royalty obligations. The credit shall be equal to: (a) the reduction in the percentage royalty rate payable by SLC as a result of meeting one or both thresholds (e.g., ½ percent), multiplied by (b) the portion of net sales (lower case intentional ) reported by SLC for such quarter (including the Pass-Through Net Sales reported by NSC under this Agreement) to which the reduced royalty rate applies, multiplied by (c) NSC’s Pass-Through Net Sales for such quarter, and divided by (d) the total net sales (lower case intentional) reported by SCL to the Regents under the UC License (including NSC’s Pass-Through Net Sales) for such quarter.

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             4.4 Accounting for Certain Transactions.

                            (a) Affiliate Transactions. Amounts charged in transactions between NSC and its Affiliates (or between two or more of NSC’s Affiliates) shall not be included in Net Sales; provided, however, that any other revenue-generating use or disposition of Licensed Products or Licensed Services or other Royalty-Bearing Offering by such Affiliates shall be included in Net Sales in accordance with this Agreement. In accordance with the foregoing, Net Sales accrued by NSC’s Affiliates shall be treated as though made by NSC. NSC shall collect and guarantee payment of all payments due SLC based on its Affiliate’s Net Sales.

                            (b) Sublicense Transactions.

                                          (1) General Rules. Net Sales shall not include amounts charged by NSC or its Affiliate to a Sublicensee pursuant to a sublicense agreement other than a Distribution Arrangement, including fees for licenses and other Royalty-Bearing Offerings provided by NSC or its Affiliate to such Sublicensee. Net Sales shall include amounts charged by a Sublicensee with respect to its own Royalty-Bearing Offerings, in accordance with Section 1.14, including for example the redistribution by such Sublicensee of Licensed Products or Licensed Services acquired from NSC or its Affiliate. Except as provided in Section 4.4(b)(2), Net Sales accrued by NSC’s Sublicensees shall be treated as though made by NSC. NSC shall collect and guarantee payment of all payments due SLC based on its Sublicensees’ Net Sales.

                                          (2) Exceptions for Distribution Arrangements. Net Sales shall include amounts charged by NSC or its Affiliate to a Sublicensee pursuant to a Distribution Arrangement, including fees for licenses to Commercial NSC Products and other Royalty-Bearing Offerings provided by NSC or its Affiliate to such Sublicensee, whether calculated on a fixed, per-time period, per-unit, per-user, per-transaction, percentage-of-sales or other basis. Net Sales shall not include the amounts charged by a Sublicensee (or its downstream Sublicensees) in using, selling or otherwise distributing a Commercial NSC Product licensed to that Sublicensee pursuant to a Distribution Arrangement, so long as: (A) the Commercial NSC Product has not been substantially modified taking into account the cumulative effect of modifications made by Sublicensee and its downstream Sublicensees, whether pursuant to Section 2.4(f) or otherwise; and (B) neither the Sublicensee nor its downstream Sublicensees (if any) are an Affiliate of NSC. The provisions of this Section 4.4(b)(2) shall not apply to transactions between NSC and its Affiliates or between two or more Affiliates of NSC.

                            (c) In Kind Transactions. If NSC or its Affiliate or Sublicensee enters into any transaction in which it provides a Royalty-Bearing Offering in exchange for barter, payment in kind or other non-cash consideration in addition to or in lieu of cash consideration, then such non-cash consideration shall be included in Net Sales to the extent it was given in lieu of cash consideration.

              4.5 Certain Adjustments. No Royalties shall be payable on Net Sales occurring after expiration of all of the Patents. No Minimum Annual Base Royalty Payment shall be due in the calendar years following the year in which the last active Patent expires.

             4.6 Accounting for Bundled Offerings.

                            (a) In General. When NSC or its Affiliate or a Sublicensee (“Providing Party”) provides a Royalty-Bearing Offering in conjunction with and in a single transaction with another Royalty-Bearing Offering or with other products, services or transactions for which Royalties are not payable hereunder (“Non-Royalty-Bearing Components” and, together with such Royalty-Bearing Offering(s), the “Bundled Offering”), and offers the resulting Bundled Offering for an aggregate or combined price, whether or not separately itemized (“Bundled Price”), then the resulting Net Sales attributable to each Royalty-Bearing Offering included in the Bundled Offering shall be equal to the greater of: (i) the actual price charged for such Royalty-Bearing Offering, if separately itemized; or (ii) the Bundled Price multiplied by the fraction, the numerator of which is the List Price of such Royalty-Bearing Offering and the denominator of which is the total List Prices of all of Royalty-Bearing Offerings and Non-Royalty-Bearing Components in the Bundled Offering (“Calculated Allocation”), subject to the other provisions of this Section 4.6. A Royalty-Bearing Offering made by NSC or its Sublicensees in connection with a Distribution Arrangement shall not be treated as a Bundled Offering merely because distributors of NSC or its Sublicensees subsequently resell or re-license the Licensed Product or Licensed Service together with another product or service.

                            (b) “List Price” means the established or “rate card” price that the Providing Party actually offers products and services available apart from the Bundled Offering (taking into account volume). For each element of a Bundled Offering, NSC must establish a List Price in good faith and which is used for other purposes in NSC’s business (or its Affiliate’s or Sublicensee’s business, as the case may be).

                            (c) Maximum Allocation for Certain Services. For purposes of computing the Calculated Allocation, each of the following limitations must be observed: (a) the aggregate List Prices of Support Services included in a Bundled Offering shall be deemed capped at an amount equal to twenty-five percent (25%) of the aggregate List Prices of the Royalty-Bearing Offerings included in the Bundled Offering, regardless of the actual List Price for such Support Services; (b) the combined aggregate List Prices of Professional Services and Support Services included in a Bundled Offering shall be deemed capped at an amount equal to thirty percent (30%) of the aggregate List Prices of the Royalty-Bearing Offerings included in the Bundled Offering, regardless of the actual List Price for such Professional Services and Support Services. “Professional Services” shall mean professional services such as training, installation, project management, professional development, implementation, on-site support or customization. “Support Services” shall mean off-site customer, professional and technical support for users, whether provided by email, telephone, web fax, or similar remote process.

                            (d) Deductions for Pass-Through Items. For purposes of computing Royalties owed hereunder, a Bundled Offering (and its Bundled Price) shall not include Non-Royalty-Bearing Components such as hardware, telecommunications services, travel, supplies and other commodities (“Pass-Through Components”) that are: (i) ordinary articles or services of commerce; (ii) procured by the Providing Party in an arm’s length transaction; (iii) separately itemized by the Providing Party as reimbursable expenses; (iv) billed by the Providing Party at its cost or at its cost plus a pre-determined percentage not greater than ten percent (10%), where such cost is net of any commissions, revenue-share or other payment received by the Providing Party or its Affiliates for providing the Pass-Through Component in connection with the Bundled Offering; and (v) not proprietary to the Providing Party or its Affiliates or developed, performed or specially-manufactured for the Providing Party or its Affiliates.

                            (e) Minimum Allocation for Royalty-Bearing Offering. Notwithstanding any other provision of this Section 4.6 to the contrary, the aggregate Net Sales attributed to the Royalty-Bearing Offerings included in a Bundled Offering shall be in no case less than fifty percent (50%) of the Bundled Price (“Alternative Minimum Allocation”). If the Alternative Minimum Allocation applies (that is, if Alternative Minimum Allocation is greater than the sum of the Calculated Allocations computed under Section 4.6(a)), then the Net Sales attributable to each Royalty-Bearing Offering in the Bundled Offering shall be equal to the Alternative Minimum Allocation multiplied by the fraction, the numerator of which is the List Price of such Royalty-Bearing Offering, and the denominator of which is the sum of the List Prices for all Royalty-Bearing Offerings in the Bundled Offering.

                            (f) Statement of Intent. The intent of the parties in this Section 4.6 is to prevent transfer pricing that inflates the price of Non-Royalty-Bearing Components to shift revenue away from Net Sales to the implementation services that accompany Licensed Products and Licensed Services, or that inflates the price of products that are not subject to the Pass-Through Royalty to shift revenue away from products that are subject to the Pass-Through Royalty.

              4.7 Exclusions from Royalties. NSC shall have no obligation hereunder to pay Royalties with respect to Licensed Products or Licensed Services used, distributed, or performed solely without charge for demonstration or promotional purposes by NSC, its Affiliates or Sublicensees, or used solely by NSC or its Affiliates or Sublicensees for its or their internal research, development and training purposes (but not for providing services to others).

              4.8 Reduction of Royalties in the Event of Multiple Royalties. In the event that NSC should become required to pay to one or more third parties a patent royalty on Licensed Products or Licensed Services in addition to that owed to SLC hereunder, and the sum total of all such royalties would, despite NSC’s reasonable commercial efforts and prudent business practices, prohibit NSC from earning a reasonable profit on the sale of Licensed Products or Licensed Services, then NSC may notify SLC of such situation in writing and supply to SLC detailed written information forming the basis upon which NSC has concluded that it cannot earn a reasonable profit. SLC shall then consider, in good faith, a reduction of the Base Royalties (but not the Pass-Through Royalties) due SLC hereunder from NSC so as to enable NSC to earn a reasonable profit, provided, however, that such reduction shall not cause SLC’s Base Royalty to be lower than the royalty being paid to any such third party; and further provided that nothing in this Section 4.8 shall require SLC to agree to reduction in the Base Royalties.

             4.9 Payment Terms.

                            (a) General. Net Sales (and the obligation to pay Royalties thereon) shall be deemed to accrue with regard to Licensed Products and Licensed Services when NSC or its Sublicensee invoices its customer for same but in no event later than the time when such Licensed Products or Licensed Services are delivered or rendered. Royalties based on the exercise of the rights granted in Sections 2.1 and 2.2 (and not in Section 2.3) accrue in each country for the duration of the applicable Patents in that country.

                            (b) Schedule. Within thirty (30) days after the end of each calendar quarter, NSC shall report and pay over Royalties for Net Sales accrued during the just-concluded calendar quarter. For example, Royalties due for Net Sales during the first quarter of a calendar year shall be reported and paid by April 30 of that year.

                            (c) Currency. All amounts due SLC are payable in United States dollars. When Net Sales are received in currency other than United States dollars, NSC shall first determine the earned royalty in the currency received and then convert the amount payable to SLC into equivalent United States funds, using the exchange rate quoted in the Wall Street Journal on the last business day of the quarter for which such Net Sales are reported.

                            (d) Taxes. NSC shall be responsible for and indemnify and hold SLC harmless from payment for any taxes, fees, duties, and other governmental charges, and any related penalties and interest (excluding any taxes based upon or calculated with reference to SLC’s net income or similar taxes), arising from the payment of Royalties under this Agreement and the provision of Royalty-Bearing Offerings. Notwithstanding this, all payments that NSC is required to make under applicable law in fulfillment of SLC’s tax liability in any particular country (such as withholding taxes) shall be credited against earned Royalties or fees due SLC for Royalty-Bearing Offerings in that country to the extent that NSC makes such payments in a timely and proper manner and provided that NSC supplies SLC with receipts or other appropriate documentation evidencing such payment. NSC is also responsible for all bank transfer charges arising from the payments by NSC of Royalties under this Agreement and the provision of Royalty-Bearing Offerings.

                            (e) Foreign Restrictions on Remittance. If at any time legal restrictions prevent the prompt remittance of royalties by the Licensee from any country where a Licensed Product is sold, the Licensee shall convert the amount owed to SLC into United States funds and shall pay SLC directly from its U.S. source of funds for as long as the legal restrictions apply.

                            (f) Invalidity. If any patent or patent claim of the Patents is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, all obligation to pay Royalties based on that patent or claim or any claim patentably indistinct therefrom shall cease as of the date of final decision. NSC shall not, however, be relieved from paying any Royalties that accrued before the final decision or that are based on another patent or claim not involved in the final decision, or that are based on the other property rights of SLC or its licensors.

                            (g) Late Fees. Any portion of the Royalties that is not paid when due shall accrue interest at the rate of ten percent (10%) per annum or the maximum rate permitted by applicable law, whichever is less, from the due date until paid.

              4.10 Minimum Annual Base Royalty Payments. NSC shall pay SLC a nonrefundable, recurring minimum annual Base Royalty payment on June 30 of each calendar year during the term of this Agreement (“Minimum Annual Base Royalty Payment”). The Minimum Annual Base Royalty Payment shall be equal to (a) for calendar years 2004 and 2005, fifty thousand dollars ($50,000) per year, less in each year the Base Royalties reported and paid for Net Sales accrued during the first quarter of such year, and (b) for every year thereafter, one hundred fifty thousand dollars ($150,000) per year, less in each year the Base Royalties reported and paid for Net Sales accrued during the first quarter of such calendar year, regardless of the actual Net Sales during such years. No Minimum Annual Base Royalty Payment is due for the year 2003. The Minimum Annual Base Royalty Payment shall be non-refundable but shall be credited against NSC’s obligation to pay Base Royalties for Net Sales accruing during the calendar year for which the Minimum Annual Base Royalty Payment is made. For example, the first Minimum Annual Base Royalty Payment is due by June 30, 2004 in the amount of fifty thousand dollars ($50,000) less Base Royalties reported and paid for the first quarter of 2004 and shall be credited against Base Royalties due on Net Sales accrued during the second, third and fourth quarters of 2004.

              4.11 Reports. NSC shall provide with each quarterly payment of Royalties a report showing for the just-concluded quarter for each of NSC, its Affiliates and its Sublicensees: (a) the gross revenues and Net Sales, indicating those Net Sales that are subject to the Pass-Through Royalty under Section 4.3; (b) the quantity of each type of Licensed Product and Licensed Services sold, licensed, rendered or otherwise distributed, indicating for each whether it is subject to the Pass-Through Royalty; (c) Royalties, in U.S. dollars, payable with respect to such Licensed Products and Licensed Services, broken down by Base Royalty and Pass-Through Royalty; (d) the method used to calculate the Royalties; (e) a detailed accounting of the allocation of Net Sales for each Bundled Offering; and (f) the currency exchange rates used, if applicable (the “Payment Report”).

              4.12 Books and Records. NSC shall keep and shall require its Affiliates and Sublicensees to keep accurate books and records showing all Licensed Products manufactured, used, licensed, sold, or otherwise commercialized and all Licensed Services performed under the terms of this Agreement and subject such books and records to the audit requirement of Section 4.13 below. Books and records must be preserved for at least five (5) years from the date of the Royalty payment to which they pertain.

              4.13 Audit. During the term of this Agreement and for a period of one (1) year following termination hereof, SLC and its licensors including the Regents shall have the right to engage an independent auditor who shall be a certified public accountant selected by SLC or the Regents, to audit NSC’s and its Affiliates’ and Sublicensees’ business records pertaining to the calculation of Royalties including those books and records described in Section 4.12. Any such records and information shall be deemed to be Confidential Information of NSC, and in connection with such audit, SLC and its licensors shall agree to execute customary and reasonable confidentiality agreements. SLC shall give NSC or its Affiliates or Sublicensee at least five (5) days’ prior written notice of each such audit. SLC shall conduct such audit at its own expense during normal business hours of NSC or its Sublicensee, as the case may be, in a manner that minimizes disruption to the audited party’s business activities. Such audits shall be conducted for the sole purpose of verifying compliance with payment obligations and other terms of this Agreement. The amount of any underpayments revealed by such inspection shall be paid within ten business (10) days. If any underpayments during the period covered by the audit amount to more than five percent (5%) of the amounts actually owed for that period, then the reasonable fees and expenses of the audit shall be paid by NSC.

5. OTHER MATTERS.

              5.1 Compliance with UC License Terms. With respect to any exercise by NSC of its rights under Section 2.2, NSC shall comply with the provisions of Exhibit C, hereby incorporated by reference. NSC shall not cause (either by action or omission) SLC to be in breach of its obligations under the UC License. SLC shall advise NSC at least quarterly during the term hereof as to the existence of any additional Third Party Patents that are not set forth on Exhibit A.

              5.2 Delivery. Within ten (10) days after the execution of this Agreement, SLC shall effect electronic delivery to NSC of a complete copy, in source and object code format, of the SLC Software, and shall not transfer any tangible personal property hereunder to NSC. NSC acknowledges that it has had an opportunity to inspect the SLC Software prior to execution of this Agreement and that the SLC Software shall be deemed accepted by NSC upon delivery. SLC shall not be obligated to provide any know-how or technical documentation under this Agreement apart from the documentation embodied in the SLC Software.

              5.3 Due Diligence. NSC, on execution of this Agreement, shall make commercially reasonable efforts to market and sell Licensed Products in the United States by January 1, 2006 and act in a commercially reasonable manner to fill the market demand for Licensed Products following commencement of marketing at any time during the exclusive period of this Agreement.

              5.4 Non-Employment; Non-Solicitation. During the term of this Agreement and for one (1) year following its termination or expiration for any reason, each party agrees that it shall not obtain paid services from, or directly or indirectly solicit or induce the provision of paid services from, or attempt to solicit or induce, take away, hire or contract for the provision of paid services from any person employed by the other party, unless (1) the other party gives its written consent; or (2) at least one (1) year has passed after the end of that person’s employment with the other party. If either party employs a former employee of the other party in violation of this Section 5.4, such party shall, as liquidated damages and as the other party’s sole remedy, reimburse the other party for three-quarters (3/4) of such former employee’s new annual salary excluding stock options and benefits but including commissions and bonuses paid by the new employer during the first year of employment.

              5.5 Services. SLC has no obligation to provide any services under this Agreement, and any such obligation shall obtain only pursuant to a separate agreement between the parties.

              5.6 Trademarks. Nothing contained in this Agreement confers to either party any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of the other party hereto (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, NSC shall not use the name “The Regents of the University of California” or the name of any campus of the University of California in advertising, publicity, or other promotional activities, or in any other manner objected to by the UC Regents.

6. CONFIDENTIAL INFORMATION.

              6.1 Exclusions. The term “Confidential Information” does not include and no duty of confidentiality shall apply to information or data that the party receiving such information (“Recipient”) can show by credible evidence: (a) was publicly available at the time it was communicated to Recipient; (b) became publicly available subsequent to the time it was communicated to Recipient through no fault of Recipient; (c) was rightfully in Recipient’s possession not subject to or in violation of any obligation of confidentiality at the time it was communicated to Recipient; (d) was disclosed to Recipient by a third party without restriction and not in any violation of any obligation of confidentiality; or (e) was independently developed by personnel of Recipient without access to any Confidential Information of the disclosing party.

              6.2 Restrictions on Use and Disclosure. Recipient agrees to hold the Confidential Information in confidence, using the same degree (but no less than a reasonable degree) of care and protection that it uses to protect its own confidential information, and shall not disclose such Confidential Information to any third party except Sublicensees or Affiliates who are bound in writing to obligations of confidentiality no less stringent than those set forth in this Agreement. Recipient agrees not to use the Confidential Information for any purpose other than as necessary to fulfill such party’s obligations or exercise its rights under this Agreement. Recipient agrees to take reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement. SLC shall treat the Payment Reports as Confidential Information of NSC, except that SLC may disclose Payment Reports to the Regents and Rutgers. Notwithstanding the provisions of this Section 6.2, NSC may grant access to the source, script or other human-readable code of SLC Software as embodied in a Commercial NSC Product in accordance with a software source code escrow entered into by NSC or its Sublicensees for the benefit of their Sublicensees or its or their respective customers and end users, as permitted under the terms of Sections 2.3(a) and 2.4(b) above, subject to the restrictions on the distribution of certain SLC Software set forth in Exhibit B hereto.

              6.3 Legal Obligation to Disclose. Notwithstanding anything contained herein to the contrary, Recipient may disclose Confidential Information pursuant to an order of a court of competent jurisdiction or as otherwise required by applicable law. Under such circumstances Recipient shall, if reasonably possible under the circumstance of such disclosure, provide the other party with reasonable advance notice of such disclosure in order to afford the other party an opportunity to take legal action to prevent or limit the scope of such disclosure, and shall reasonably cooperate with the other party in connection therewith.

              6.4 Confidentiality of Agreement and Payment Reports. Neither party shall disclose any terms of this Agreement to anyone other than its attorneys, accountants, and other professional advisors under a duty of confidentiality except: (a) to the minimum extent required by law or regulation including any filing required under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the regulations promulgated thereunder or under the rules of any self-regulatory body to which such party is subject; (b) pursuant to a mutually agreeable press release; or (c) to prospective investors, lenders or purchasers in connection with a proposed merger, financing, or sale of such party’s business; provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement reasonably consistent with the confidentiality obligations set forth in this Section 6. Notwithstanding the foregoing or anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided however, that such disclosure may be not made to the extent a party reasonably determines that such disclosure would result in a violation of applicable federal or state securities laws. For the purposes of the foregoing sentence, (i) the “tax treatment” of a transaction means the purported or claimed federal income tax treatment of the transaction, and (ii) the “tax structure” of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction.

7. REPRESENTATIONS AND WARRANTIES.

              7.1 Mutual Representations and Warranties. Each party represents and warrants, solely to and for the benefit of the other, that: (a) it has the full right, power and authority to enter into this Agreement, grant the rights set forth herein and perform its obligations hereunder; (b) its performance of this Agreement, and the other party’s exercise of such other party’s rights under this Agreement, shall not conflict with or result in a breach or violation of any of the terms or provisions or constitute a default under any other agreement by which it is bound or to which its assets are subject; (c) when executed and delivered, this Agreement shall constitute a legal, valid and binding obligation enforceable against it in accordance with its terms; and (d) it shall comply with all applicable laws, regulations and orders of any governmental authority of competent jurisdiction in its performance of this Agreement.

              7.2 SLC’s Representations and Warranties. SLC represents and warrants that, as of the Effective Date and except as provided in Schedule 7.2:

                            (a) SLC owns rights to the SLC Patents, all copyrights in SLC Software as supplied to NSC by SLC, free, clear and unencumbered by security interest or liens;

                            (b) SLC has not licensed rights under the SLC Patents or SLC Software to any other party in the Health Field;

                            (c) except as otherwise may be within the actual knowledge of Michael M. Merzenich, the SLC Software as supplied to NSC by SLC hereunder does not and will not infringe the copyrights or trade secrets of any third party; NSC’s exclusive remedy, and SLC’s sole liability, for breach of this warranty is the indemnity provided under Section 8.1;

                            (d) to the best of SLC’s actual knowledge as of the Effective Date (excluding knowledge held by Michael M. Merzenich but no other director or officer of SLC), neither SLC, the Regents nor Rutgers own or control any patents that are dominant to the Patents licensed hereunder; NSC’s exclusive remedy, and SLC’s sole liability, for breach of this warranty is the indemnity provided under Section 8.1;

                            (e) attached as Exhibit D is a true and complete copy of the UC License; the UC License is in full force and effect and SLC is not in material breach of same; and

                            (f) to the best of SLC’s actual knowledge as of the Effective Date (excluding knowledge held by Michael M. Merzenich but no other director or officer of SLC), the SLC Software will, at the time of delivery to NSC, be free of any computer “virus,” backdoor, fire bomb, Trojan Horses, work, or any other similar harmful, malicious or hidden programs, code or data. NSC’s exclusive remedy, and SLC’s sole liability, for breach of this warranty is the indemnity provided under Section 8.1.

              7.3 General Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PATENTS AND SLC SOFTWARE ARE LICENSED “AS IS” WITHOUT WARRANTY OF ANY KIND. EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY, INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. SLC DOES NOT WARRANT THAT THE SLC SOFTWARE WILL BE ERROR FREE, WILL FUNCTION WITHOUT INTERRUPTION, OR WILL MEET ANY SPECIFIC NEED THAT NSC OR ITS CUSTOMERS MAY HAVE. NSC IS SOLELY RESPONSIBLE FOR THE RESULTS IT ACHIEVES USING THE SLC SOFTWARE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER THE REGENTS NOR RUTGERS PROVIDE ANY WARRANTY HEREUNDER, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

              7.4 Additional Disclaimers. Without limiting the generality of Section 7.3, this Agreement does not: (a) express or imply a warranty or representation as to the validity or scope of any Patent; (b) express or imply a warranty or representation that any products or services, other than the SLC Software as supplied to NSC hereunder, made, used, sold, offered for sale or imported or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of Intellectual Property Rights of third parties; (c) obligate SLC or its licensors to bring or prosecute actions or suits against third parties for patent infringement except as provided in Section 3; (d) confer by implication, estoppel or otherwise any license or right under any patents of SLC or its licensors other than Patents as defined in this Agreement, regardless of whether those patents are dominant or subordinate to the Patents; or (e) obligate SLC, the Regents or Rutgers to furnish any know-how not provided in the Third Party Patents licensed to SLC under the UC Agreement.

8. INDEMNITY AND LIMITATION OF LIABILITY.

              8.1 Indemnification by SLC. Subject to NSC’s compliance with Section 8.3, SLC shall indemnify, hold harmless and defend NSC, its Affiliates, and its and their respective shareholders, directors, officers, employees, and agents against any and all claims, suits, losses, liabilities, damages, costs, fees, and expenses resulting from or arising out of a third-party claim that is based on facts and circumstances constituting a breach by SLC of any of its representations and warranties under this Agreement. Notwithstanding the foregoing, SLC shall have no obligation under this Section 8.1 with respect to any claim to the extent based upon: (a) the combination of any SLC Software with other products or developments not supplied by SLC, other than with those that are necessary for the SLC Software to function for its intended purpose (such as an operating system or computer), if use or sale of such SLC Software by itself would not result in a material breach; (b) modification of any of the SLC Software by NSC or its Affiliates or Sublicensees; or (c) any use of any SLC Software in a manner that infringes the Intellectual Property Rights of another if such SLC Software is originally intended for different and non-infringing uses.

              8.2 Indemnification by NSC. Subject to SLC’s compliance with Section 8.3, NSC shall indemnify, hold harmless and defend SLC, the Regents, Rutgers, and its and their respective Affiliates, and its and their respective shareholders, directors, officers, employees, and agents; the sponsors of the research that led to the Third Party Patents; the inventors of the Third Party Patents and applications therefor and such inventors’ employers against any and all claims, suits, losses, liabilities, damages, costs, fees, and expenses resulting from or arising out of a third-party claim that is based on facts and circumstances constituting: (a) a breach by NSC of its obligations to pay taxes owed under Section 4.9; (b) a breach by NSC of its representations and warranties under this Agreement; (c) any exercise by NSC of the patent sublicense rights of Section 2.2 after any assignment of such sublicense pursuant to the terms of Exhibit H of the Technology Transfer Agreement; and (d) any other claim (including a claim for product liability) arising out of or in connection with the operations of NSC or its Affiliates or Sublicensees, other than a claim that SLC is obligated to defend under Section 8.1.

              8.3 Procedures. A person or entity entitled to indemnification under this Agreement (“Indemnified Party”) shall, as a condition to the other party’s obligations under this Section 8, tender a claim to the other party obligated to provide indemnification under this Agreement (“Indemnifying Party”) in writing within two (2) weeks after first receiving written notice of the claim, provide all information in its possession relating to the claim, and reasonably cooperate and, at the Indemnifying Party’s expense, assist with the Indemnifying Party’s efforts to defend the claim; provided that the failure to provide such notice by the Indemnified Party shall not relieve the Indemnifying Party of its obligation to indemnify hereunder except and only to the extent the Indemnifying Party is materially prejudiced. The Indemnifying Party shall promptly assume the defense of the claim at its own expense, and shall pay all costs associated with the defense (including reasonable attorneys’ fees) and the amount of any settlement reached or final judgment specifically attributable to such claim. The Indemnifying Party shall have full control over such defense, including any settlement discussions or agreement. Notwithstanding the foregoing, the Indemnified Party may participate at its own expense in the defense and any settlement discussions, and shall have the right to approve any settlement agreement purporting to bind the Indemnified Party or which otherwise affects any Intellectual Property of the Indemnified Party; provided, however, that such approval shall not be unreasonably withheld.

              8.4 Cure. If the SLC Software as supplied to NSC by SLC becomes, or in SLC’s opinion is likely to become, the subject of an intellectual property infringement claim that is subject to indemnification under this Section 8, then SLC shall, at its option and expense, either: (a) procure for NSC and its Affiliates and Sublicensees the right to continue using such SLC Software; or (b) replace or modify the SLC Software so that it becomes non-infringing, so long as the SLC Software as modified or replaced continues to conform to its original documentation and specifications.

              8.5 Insurance. During the term of this Agreement and for two (2) years thereafter, each party shall maintain, at its own expense, comprehensive or commercial form general liability insurance (contractual liability included) with limits as follows: (a) each occurrence $1,000,000; (b) products/completed operations aggregate $2,000,000; (c) personal and advertising injury $1,000,000; and (d) general aggregate (commercial form only) $3,000,000; provided, however, that NSC shall not be required to maintain products liability coverage until such time as NSC has begun commercial distribution of products or services. The parties agree to review whether these limits should be increased in accordance with the level of sales of Licensed Products and Licensed Services; such review to be conducted every five (5) years from the effective date of this Agreement. The coverage and limits referred to under the above do not in any way limit the liability of either party. Each party shall furnish the other upon request with certificates of insurance showing compliance with all requirements. Such certificates must: (x) provide for thirty (30) days’ advance written notice to the other party of any cancellation; (y) indicate that the other party (and in the case of policies procured by NSC, the Regents and Rutgers) has been endorsed as an additional named insured under the coverage referred to under the above; and (z) include a provision that the coverage shall be primary and shall not participate with nor be in excess over any valid and collectable insurance or program of self-insurance carried or maintained by such additional named insured parties.

              8.6 Limitation of Liability. EXCEPT FOR CLAIMS FOR INDEMNIFICATION UNDER THIS SECTION 8 OR BREACHES OF THE CONFIDENTIALITY OBLIGATIONS CONTAINED HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, EXEMPLARY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR RESULTING FROM EXERCISE OF THE LICENSES CONTAINED IN THIS AGREEMENT OR THE USE OF THE LICENSED PRODUCTS OR PERFORMANCE OF THE LICENSED SERVICES, EXCEPT TO THE EXTENT THAT LOST PROFITS CONSTITUTE THE LEGAL MEASURE OF DIRECT DAMAGES IN THE EVENT OF INFRINGEMENT BY ONE PARTY OR ITS AFFILIATES OR SUBLICENSEES OF THE INTELLECTUAL PROPERTY RIGHTS OF THE OTHER PARTY AND ITS LICENSORS DESCRIBED HEREIN. NOTWITHSTANDING ANYTHING TO THE CONTRARY, IN NO EVENT SHALL THE REGENTS OR RUTGERS BE LIABLE FOR ANY DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING DIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE, SPECIAL AND CONSEQUENTIAL DAMAGES. THE LIMITATIONS OF LIABILITY IN THIS SECTIONS 8.6 SHALL APPLY EVEN IF AN EXCLUSIVE REMEDY HEREUNDER HAS FAILED OF ITS ESSENTIAL PURPOSE. SLC SHALL HAVE NO LIABILITY TO NSC FOR ANY CLAIMS OR DAMAGES WHATSOEVER, INCLUDING DIRECT, INDIRECT OR CONSEQUENTIAL DAMAGES, BASED ON OR RELATED TO ANY THIRD PARTY PATENT, THAT ARISE AFTER ANY ASSIGNMENT OF LICENSE RIGHTS IN SUCH THIRD PARTY PATENT PURSUANT TO THE TERMS OF EXHIBIT H OF THE TECHNOLOGY TRANSFER AGREEMENT; PROVIDED, HOWEVER, THAT THE PRECEDING CLAUSE SHALL NOT AFFECT SLC’S OBLIGATIONS UNDER SECTION 8.1 TO INDEMNIFY NSC AGAINST A THIRD-PARTY CLAIM TO THE EXTENT SUCH CLAIM IS BASED ON EVENTS OR ACTIVITIES OCCURRING PRIOR TO SUCH ASSIGNMENT.

9. TERM AND TERMINATION.

              9.1 Term. This Agreement shall take effect on the Effective Date and shall remain in effect until terminated under this Section 9 or until the later of the expiration of the last-to-expire Patent licensed under this Agreement or the expiration of the copyrights in the SLC Software supplied to NSC by SLC.

              9.2 Termination for Convenience. NSC may terminate this Agreement for any reason or no reason by giving SLC thirty (30) days notice of termination.

              9.3 Termination for Cause. If either party materially breaches its representations, warranties or other material obligations hereunder, the non-breaching party may commence termination of this Agreement by giving notice of termination, specifying in reasonable detail the nature of the alleged breach. The party receiving such notice shall have thirty (30) days to cure the alleged breach. If the breach is cured within the allotted thirty (30) day cure period, then this Agreement shall remain in full force and effect; otherwise, this Agreement shall terminate upon the conclusion of the thirty (30) day cure period.

              9.4 Termination for Change In Control. In the event that NSC undergoes a Change In Control with a party who, at the time of such Change In Control, is a Competitor, then SLC may terminate all licenses granted under this Agreement by giving thirty (30) days’ prior written notice to NSC; provided, however, that (1) such notice must be given by SLC within thirty (30) days of receipt by SLC of notice of such Change In Control, and (2) in the event that NSC gives SLC advance written notice of an anticipated Change of Control, SLC may exercise its right under this Section 9.4 to terminate the licenses granted under this Agreement only if SLC gives NSC written notice, within thirty (30) days of receipt of such notice from NSC, of SLC’s intent to exercise its right to terminate upon such Change In Control. A “Competitor” means an entity that markets and distributes Competitive Products. “Competitive Products” means software-based products that: (a) are used by students in schools; (b) are designed to teach or instruct students or to improve the skills or abilities of students, all with respect to coursework or academic subjects in schools; and (c) compete with products distributed by SLC in the Educational Field. Notwithstanding the foregoing, (1) Competitive Products shall not include products that are intended primarily to instruct students in computer or software usage and (2) an entity is not a Competitor if it received less than five percent (5%) of its prior fiscal year revenues from the distribution of products or services, directly or indirectly, to school districts or K-12 schools.

              9.5 Termination with Respect to Third Party Patents. SLC may terminate NSC’s license rights under Section 2.2 and 2.3 by giving NSC ten (10) days written notice if the UC License terminates for any reason.

              9.6 Effect of Termination. Upon expiration or other termination of this Agreement for any reason the following shall apply:

                            (a) Sections 3.1, 3.2, 3.3, 4.12, 4.13, 5.1, 5.4, 5.6, 6, 7.3, 7.4, 8, 9.6, 10 and 11 shall survive, together with any other provision necessary for their construction or enforcement;

                            (b) NSC shall promptly report and pay, in accordance with Section 4, all Royalties accruing prior to the date of expiration or other termination;

                            (c) expiration or any other termination of this Agreement shall not relieve either party of any obligation or liability accrued under this Agreement prior to expiration or other termination or rescind any payment made to SLC or anything done by either party prior to the time expiration or other termination becomes effective; expiration or other termination does not affect in any manner any rights of either party arising under this Agreement prior to termination;

                            (d) the licenses granted under Sections 2.1, 2.2 and 2.3 terminate upon expiration or other termination of this Agreement; all sublicenses granted hereunder including any sublicenses granted under any Distribution Arrangement, automatically terminate upon expiration or other termination of this Agreement, other than fully paid-up sublicenses to end users that do not permit further distribution;

                            (e) notwithstanding the provisions of Section 9.6(d) to the contrary, NSC (and its Sublicensees) may continue to exercise the rights, on a non-exclusive basis, granted under Sections 2.1, 2.2 and 2.3 for up to one hundred twenty (120) days after expiration or other termination of this Agreement solely to dispose of previously made or partially made Licensed Products; provided that the disposition of those Licensed Products shall be subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of Royalties required under this Agreement;

                            (f) each party shall promptly return to the other party all Confidential Information of the other party, including all source code and notes, files, and computer programs embodying such Confidential Information; provided, however, that each party may retain a confidential file copy of this Agreement and any Payment Reports (as defined in Section 4.9); and

                            (g) NSC shall turn over to SLC control over any enforcement action initiated prior to termination of this Agreement in accordance with Section 3.5 and any NSC-Controlled Application or NSC-Assumed Application prosecuted under Section 3.6.

10. DISPUTE MANAGEMENT.

              10.1 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to that state’s conflict of laws principles. The Uniform Computer Information Transactions Act (UCITA) shall not apply to this Agreement.

             10.2 Arbitration.

                            (a) Arbitration of Disputes. Subject to the exception set forth below in Section 10.2(f) below, any claim, dispute or controversy of whatever nature arising out of or relating to this Agreement or the transactions contemplated hereby, including but not limited to any claim based on tort, contract or statute, or concerning the interpretation, effect, termination, validity, performance or breach of this Agreement, shall be resolved by final and binding arbitration before a single arbitrator (“Arbitrator”) administered by JAMS, Two Embarcadero Center, Suite 1100, San Francisco, CA 94111. The parties shall mutually agree on the Arbitrator or, in the event they are unable to do so within ten (10) business days after a demand for arbitration by one of the parties, the Arbitrator shall be selected by JAMS. The Arbitrator must be a person having substantial experience handling patent disputes or patent license transactions. The arbitration shall be conducted in accordance with the provisions of this Agreement and the then-existing arbitration rules and procedures of JAMS regarding commercial or business disputes, and in the event of a conflict, the provisions of this Agreement shall control. In accordance with the choice of law clause in this Agreement, the Arbitrator shall apply California law in the interpretation and enforcement of this Agreement. The arbitration hearing shall be held in San Francisco, California and conducted in the English language.

                            (b) Authority of Arbitrator. The Arbitrator is authorized to award damages subject to the limitations of liability set forth in this Agreement, and the parties expressly waive their right to obtain damages inconsistent with those limitations. Subject to the exception set forth in Section 10.2(f) below, the Arbitrator is authorized to grant any temporary, preliminary or permanent equitable remedy or relief the Arbitrator deems just and equitable and within the scope of this Agreement, including but not limited to an injunction or order for specific performance. The Arbitrator is not authorized to reform, modify or materially change any terms of this Agreement or any other agreements contemplated under this Agreement.

                            (c) Discovery. Either party shall have the right to discovery of evidence, but by the following methods only: requests for production of documents and depositions of no more than three (3) individuals. The Arbitrator shall supervise discovery and may, at the request of either party limit expenses of discovery (including reasonable attorneys’ fees) to the requesting party for good cause shown. All discovery shall be completed, and the arbitration hearing shall commence, within sixty (60) calendar days after appointment of the Arbitrator. Subject to the foregoing, discovery matters shall be governed by the Federal Rules of Civil Procedure as applicable to civil actions in the United States District Court in San Francisco, California.

                            (d) Arbitration Award. The Arbitrator shall, within fifteen (15) calendar days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The award shall be binding on the parties, and judgment on the award may be entered in any court of competent jurisdiction.

                            (e) Fees and Costs of Arbitration. The Arbitrator is authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.) and the fees and costs of the Arbitrator, without regard to the limitations of Section 8.6.

                            (f) Exception to the Requirement to Arbitrate. Notwithstanding the provisions of Section 10.2(a) above, either party may seek temporary equitable relief in any court of competent jurisdiction to restrain, until an arbitration proceeding can be completed to determine a final resolution of the dispute, any infringement by the other party of its Intellectual Property Rights, including but not limited to infringement by exceeding the scope or otherwise breaching the terms of the license granted to such other party under this Agreement.

              10.3 Severability. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction or with regard to particular circumstances, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity, or enforceability of such provision in other circumstances shall in any way be affected or impaired thereby, and the remainder of the provisions of this Agreement shall remain in full force and effect. The parties shall endeavor in good faith negotiations to replace any illegal, invalid or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to the illegal, invalid or unenforceable provision.

              10.4 Equitable Relief. Without limiting any remedies available to either party, each party acknowledges that money damages may not be an adequate remedy for breach of this Agreement, including but not limited to breaches of Sections 2, 3, 4.13, 5.4, 6, and 9.6, and agrees that the other party may apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without showing irreparable harm) to enforce or prevent any violation of those provisions of this Agreement notwithstanding the arbitration provisions of Section 10.2.

              10.5 Attorneys Fees. In any action, suit or proceeding to enforce or construe the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, court costs and other expenses incurred in connection with such proceeding in addition to any other relief that it may receive, without regard to the limitations of Section 8.6.

11. GENERAL.

              11.1 No Admission. Nothing in this Agreement shall constitute an admission by either party with respect to the validity, scope or infringement of any United States or foreign patent or other proprietary right except as otherwise provided in the Agreement.

              11.2 Costs and Expenses. Except as expressly provided for elsewhere in this Agreement, each party shall be responsible for all costs and expenses incurred by such party in performing its obligations or exercising its rights under this Agreement.

              11.3 Relationship of Parties. The parties hereto expressly understand and agree the parties are acting hereunder as independent contractors and neither party shall be a partner, joint venturer, fiduciary or agent of the other. Under no circumstances shall the personnel of one party be deemed employees of the other party for any purpose. There are no third party beneficiaries under this Agreement. Neither party shall have the power or authority as agent, employee or in any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other party for any purpose whatsoever.

              11.4 Notice. Notices under this Agreement shall be sufficient only if in writing and shall be effective: (a) on the date of actual receipt if delivered in person or by reputable express courier; or (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, in either case to the respective addresses given below, or to another address as is designated by written notice to the other party:

To SLC:	Scientific Learning Corporation 300 Frank H. Ogawa Plaza Oakland, California 94612 Telephone: (510) 625-2290 Fax: (510) 874-1886 Attention: General Counsel

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With copy to:	Cooley Godward, LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, California 94306 Telephone: (650) 843-7400 Fax: (650) 849-7400 Attention: Andrew R. Basile, Esquire

To NSC:	Neuroscience Solutions Corporation 41 Hartford Street San Francisco, CA 94114 Attention: Chief Executive Officer

With copy to:	Fenwick & West LLP 275 Battery St., Suite 1500 San Francisco, CA 94111 Attention: David L. Hayes, Esquire

              11.5 Assignment. The license rights granted hereunder are personal to NSC. Neither party may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other party, which shall not be unreasonably withheld, except that: (a) either party may assign this Agreement, with prior written notice but without the other party’s written consent, to an entity with whom the assigning party merges or consolidates or to whom the assigning party sells substantially all of its assets, but only if such assignee agrees to be bound by all provisions of this Agreement applicable to the assigning party, and in each case subject to Section 2.3(b); (b) SLC may assign its right to receive payment under this Agreement to any party without NSC’s consent; and (c) SLC may assign its rights and delegate its obligations under this Agreement to the Regents, in whole or in part, without NSC’s consent. Any attempted or purported assignment or delegation by either party in violation of this Section 11.5 shall be null and void. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

              11.6 Force Majeure. Any delay in or failure of performance by either party under this Agreement (other than the failure to pay amounts owed) shall not be considered a breach of this Agreement and shall be excused to the extent caused by any occurrence beyond the reasonable control of such party including, but not limited to fires, floods, epidemics, famines, earthquakes, hurricanes and other natural disasters or acts of God; regulation or acts of any civilian or military authority or act of any self-regulatory authority; wars, terrorism, riots, civil unrest, sabotage, or intrusion, theft or other criminal acts of third parties; failure of electronic or mechanical equipment; and fluctuations in or failures of electric power, heat, light, air conditioning or telecommunications and shortages of relied-upon services or supplies.

              11.7 Export Control. Regardless of any disclosure made to SLC of an ultimate destination of the SLC Software and other materials provided hereunder, NSC acknowledges that all technical information and other deliverables provided hereunder are being released or transferred to NSC in or from the United States and may be subject to U.S. export control laws and regulations including the International Trafficking in Arms Regulations (ITAR), Export Administration Regulations (EAR) and other regulations of the U.S. Department of Commerce, the U.S. Bureau of Security and Industry and the U.S. Department of Treasury’s Office of Foreign Assets Control. NSC shall comply fully with all applicable export and import control laws and regulations in its use and distribution of the SLC Software and other materials provided hereunder and, in particular, NSC shall not export or re-export the SLC Software without all required United States and foreign government licenses or approvals.

              11.8 Government Approval or Registration of Agreement. NSC shall notify SLC if it becomes aware that this Agreement is subject to any U.S. or foreign government reporting or approval requirement. NSC shall make all necessary filings and pay all costs including fees, penalties, and other out of pocket costs associated with such reporting or approval process.

              11.9 Bankruptcy. All rights and licenses granted under this Agreement with respect to the Patents and SLC Software are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq. (“Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(56) of the Bankruptcy Code.

              11.10 Recordation. SLC agrees to assist and cooperate with NSC in effectuating such recordation as may be reasonably required in any jurisdiction to effectuate NSC’s rights under this Agreement.

              11.11 Waiver and Modifications. All waivers must be in writing. Any waiver of or failure to enforce a provision of this Agreement on one occasion shall not be deemed a waiver of any other provision or such provision on any other occasion. This Agreement may only be amended by a written instrument signed by both parties.

              11.12 Construction. The following rules shall govern construction of this Agreement:

                            (a) section headings are for convenience only and are not to be used in interpreting this Agreement;

                            (b) as used in this Agreement both (i) the word “including” and (ii) the phrase “including without limitation” and similar phrases mean “including but not limited to”;

                            (c) in constructing the terms of this Agreement, no presumption shall operate in favor of or against any party as a result of its counsel’s role in drafting the terms and provisions hereof;

                            (d) all references to Sections, Schedules and Exhibits refer to the Sections, Schedules and Exhibits, respectively, of this Agreement unless otherwise indicated;

                            (e) any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement;

                            (f) all capitalized terms defined herein apply equally to both the singular and plural forms of such terms;

                            (g) all monetary amounts refer to U.S. dollars unless otherwise indicated;

                            (h) all times are with reference to the Pacific time zone unless otherwise indicated; and

                            (i) references to the “term” of this Agreement shall include the initial term and any renewal term unless otherwise indicated.

              11.13 Entire Agreement. This Agreement, including all Exhibits, Schedules and agreements referred to explicitly herein, constitutes the final and entire agreement between the parties and is intended as the complete and exclusive statement thereof, regarding the royalty-bearing licensure of Patents and SLC Software by SLC to NSC. This Agreement supersedes all prior or contemporaneous, agreements, understandings and communications between the parties, (other than the Technology Transfer Agreement and Related Agreements) whether written or oral, including the Summary of Potential Terms, which hereafter shall have no effect.

              11.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this SLC License Agreement as of the Effective Date.

SCIENTIFIC LEARNING CORPORATION By: /s/ Robert C. Bowen —————————————————— Name: Robert C. Bowen Title: Chairman and Chief Executive Officer

NEUROSCIENCE SOLUTIONS CORPORATION By: /s/ Jeffrey S. Zimman —————————————————— Name: Jeffrey S. Zimman Title: Chief Executive Officer

SIGNATURE PAGE TO SLC LICENSE AGREEMENT

SCHEDULE 7.2

7.2(a) (Title and liens to patents and software)

1.	The SLC Software incorporates software provided by the following third-party commercial provider(s)

InstallShield Software Corporation (“InstallShield”) 900 National Parkway, Suite 125 Schaumburg, IL 60173-5108 Phone: 847-240-9111 Fax: 847-619-0788

Macromedia, Inc. 600 Townsend Street San Francisco, CA 94103 Tel: 415.252.2000 Fax: 415.626.0554

SLC does not own copyrights or other rights in software provided by the above-identified providers and no rights to use such software are granted under this Agreement. NSC must procure its own license to use such software in order to use the SLC Software under this Agreement. SLC has agreed under the Technology Transfer Agreement to extend to NSC a separate, non-commercial, one-year, 300 user site license to Fast ForWord Language 2.02 which, subject to the terms and conditions of that site license, shall permit NSC to use the above-identified software as part of the Fast ForWord Language 2.02 product.

2.	The Speech Processing Software included in the SLC Software may include software licensed by SLC from the University of California San Francisco (“USCF”) pursuant to a License Agreement dated September 27, 1996 between SLC and the Regents of the University of California (“UCSF License”). SLC does not own copyrights or other rights in the software licensed from UCSF, but has the right to grant to NSC the license rights in the Speech Processing Software granted in this Agreement, subject to the terms and conditions of the UCSF License.

3.	Content included in the SLC Software is provided by third parties pursuant to the following agreements:

Form License to Music Madness

Amended and Restated License Agreement dated January 1, 2001 by and between Scientific Learning Corporation, Dr. Susan Curtiss and Dr. Jeni Yamada

-1-

SLC does not own copyrights or other rights in content provided under the above-identified agreements and no rights to use such content are granted under this Agreement. NSC must procure its own license to use such content. SLC has agreed under the Technology Transfer Agreement to extend to NSC a separate, non-commercial, one-year, 300 user site license to Fast ForWord Language 2.02 which, subject to the terms and conditions of that site license, shall permit NSC to use the above-identified content as part of the Fast ForWord Language 2.02 product.

4.	Some SLC Patents are jointly owned by SLC and the University of California or the University of Texas, Dallas, as indicated on Exhibit A to this Agreement. U.S. Pat. Application Ser. No. 10/000,844 (SLC Docket 0008) is jointly-assigned to SLC, the University of California and the University of Texas, Dallas. Any exclusive rights granted under this Agreement to such jointly-owned patents are subject to rights of co-owners to use and license the jointly-owned patent, as limited by the terms of Exhibit H to the Technology Transfer Agreement.

5.	As of the Effective Date, the following wholly-owned SLC Patents name one or more persons who at the time of invention were contractors to SLC (“Contractors”) who were affiliated with universities or other third-party institutions:

Ser. No.	Patent No.	Serial No.	Patent No.

08/995,680	5,957,699	33733/99	750,625
08/995,497	6,052,512	99915146.7 (EP)
2281757 (CA)		2000-541621 (AU)
98964868.8 (EP)		09/089,149	6,190,173
534199/99 (JP)		09/604,443	6,224,384
08/957,680	5,868,683	09/603,982	6,334,776
09/052,741	6,234,979	09/098,199	6,210,166
08/982,189	5,927,988	09/598,575	6,358,056
18239/99	753,429 (AU)	09/603,819	6,334,777
2281644 (CA)		09/105,916	6,328,569
98963159.3	963,583	09/106,939	6,331,115
08/992,072	6,159,014	09/961,554	6,599,129
09/415,476		09/106,947	6,364,666
08/992,071	6,019,607	09/108,816
09/012,809	6,293,801	09/241,362	6,280,198
09/553,420	6,386,881	09/492,259	6,565,359
09/553,239	6,585,518	09/240,066	6,155,971
09/012,812	6,120,298	09/001,508	5,995,932
09/614,038	6,533,584	09/019,344	5,940,798
09/613,610	6,585,519	09/965,530
09/052,838	6,234,965	2418274 (CA)
09/100,663	6,168,562	1985771.3 (EP)
		20010924253 (EP)

-2-

The Contractors and their affiliated institutions are as follows:

Mike Merzenich (UCSF) Paula Tallal (Rutgers) John Houde (UC) Virginia Mann (UC) Merav Ahissar (UCSF)

To the best of SLC’s actual knowledge as of the Effective Date (excluding knowledge held by Michael M. Merzenich), neither any Contractor nor any third-party university or other institution affiliated with a Contractor has any right, claim, security interest, lien or other interest in any SLC Patent other than SLC Patents identified in Exhibit A as being jointly-owned by SLC and the University of California and/or the University of Texas. Except as set forth in the preceding sentence, SLC does not otherwise represent or warrant that SLC Patents which name one or more Contractors as inventors are free from any right, claim, security interest, lien or other interest of universities or other third-party institution with which such Contractor was affiliated, notwithstanding any provision of Section 7.2 to the contrary.

6.	The SLC patents identified in paragraph 5 above and the SLC Patents identified on Exhibit A as jointly-owned by SLC and the University of California and/or the University of Texas name as inventors persons who were, at the time of their invention affiliated with universities and other institutions (collectively, “Third Party Inventor Patents”). If such person used funds, equipment or other assets supplied by the federal government in connection with their creation of the intellectual property that is the subject of a Third Party Inventor Patent, then the federal government or its assignees or licensees may have claims, liens, licenses, option rights or other interest pursuant to the Bayh-Dole Act in such SLC Patent.

SLC makes no representation or warranty that the Third Party Inventor Patents are free from any claims, liens, licenses, option rights or other interest of the U.S. Government or its assignees or licensees.

7.	The Disclosure Schedule provided under the Technology Transfer Agreement is hereby incorporated by reference.

* * * * -3-

INDEX OF EXHIBITS

Exhibit A – Licensed Patents Exhibit B –SLC Software Exhibit C – UC Pass-Through Terms Exhibit D – UC License Exhibit E – Minimum Pass-Through Terms

EXHIBIT A

LICENSED PATENTS

I. SLC Assigned United States Patents

SLC Docket	Patent Number	Title	Issue Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

703	5,868,683	Techniques for Predicting Reading Deficit Based on Acoustical Measurements	2/9/99	No	No	Core

707A	5,927,988	Method and Apparatus for Training of Sensory and Perceptual Systems in LLI Subjects	7/27/99	No	No	Core

711	5,940,798	Feedback Modification for Reducing Stuttering	8/17/99	No	No	Non-Core

702	5,957,699	Remote Computer-Assisted Professionally Supervised Teaching System	9/28/99	No	No	Non-Core

712	5,995,932	Feedback Modification for Accent Reduction	11/30/99	No	No	Non-Core

707C	6,019,607	Method and Apparatus for Training of Sensory and Perceptual Systems in LLI Systems	2/1/00	No	No	Core

723	6,021,389	Method and Apparatus that Exaggerates Differences Between Sounds to Train Listener to Recognize and Identify Similar Sounds	2/1/00	No	No	Core

827A	6,036,496	Universal Screen for Language Learning Impaired Subjects	3/14/00	No	No	Core

(1)	“Yes” indicates that the patent is “NSC Cost” patent for which NSC shall pay all Prosecution Expense in accordance with Section 3.6.

(2)	“Yes” indicates that the patent is a “shared cost” patent for which NSC and SLC shall share equally the reasonable and applicable Prosecution Expense incurred by SLC in accordance with Section 3.6.

SLC Docket	Patent Number	Title	Issue Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

702C1	6,052,512	Migration Mechanism for User Data from One Client Computer System to Another	4/18/00	No	No	Non-Core

818	6,067,638	Simulated Play of Interactive Multimedia Applications for Error Detection	5/23/00	No	No	Non-Core

817	6,113,645	Simulated Play of Interactive Multimedia Applications for Error Detection	9/5/00	No	No	Non-Core

820	6,119,089	Aural Training Method and Apparatus to Improve a Listener’s Ability to Recognize and Identify Similar Sounds	9/12/00	No	No	Core

713D2	6,120,298	Uniform Motivation for Multiple Computer-Assisted Training Systems	9/19/00	No	No	Core

835	6,155,971	Computer Implemented Methods for Reducing the Effects of Tinnitus	12/5/00	Yes	No	Core

707B	6,159,014	Method and Apparatus for Training of Cognitive and Memory Systems in Humans	12/12/00	No	No	Core

714B	6,168,562	Method and Apparatus for Dynamically Tailoring Biochemical Based Therapy Programs in Human	1/2/01	Yes	No	Core

823	6,178,395	Systems and Processes for Data Acquisition of Location of a Range of Response Time	1/23/01	No	No	Non-Core

810	6,190,173	Method and Apparatus for Training of Auditory/Visual Discrimination Using Target and Distractor Phonemes/Graphics	2/20/01	No	No	Core

A-2

SLC Docket	Patent Number	Title	Issue Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

811	6,210,166	Method for Adaptively Training Humans to Discriminate Between Frequency Sweeps Common in Spoken Language	4/3/01	No	No	Core

810D1	6,224,384	Method and Apparatus for Training of Auditory/Visual Discrimination Using	5/1/01	No	No	Core
		Target and Distractor Phonemes/Graphemes

714A	6,234,965	Methods and apparatus for improving biochemical based therapy in humans	5/22/01	Yes	No	Core

705A	6,234,979	Computerized method and device for remediating exaggerated sensory response in an individual with an impaired sensory modality	5/22/01	Yes	No	Core

707B-CP1	6,261,101	Method and apparatus for cognitive training of humans using adaptive timing of exercises	7/17/01	No	No	Core

834	6,280,198	Remote computer implemented methods for cognitive testing	8/28/01	No	No	Non-Core

827B	6,289,310	Apparatus for enhancing phoneme differences according to acoustic processing profile for language learning impaired subject	9/11/01	No	No	Core

810-CP1	6,290,504	Method and apparatus for reporting progress of a subject using audio/visual adaptive training stimuli	9/18/01	No	No	Non-Core

713D1	6,293,801	Adaptive motivation for computer-assisted training system	9/25/01	No	No	Core

812	6,328,569	Method For Training of Auditory/Visual Discrimination Using Target and Foil Phonemes/Graphemes Within an Animated Story	12/11/01	No	No	Core

A-3

SLC Docket	Patent Number	Title	Issue Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

813	6,331,115	Method for Adaptive Training of Short Term Memory and Auditory/Visual Discrimination Within a Computer Game	12/18/01	No	No	Core

810D2	6,334,776	Method and Apparatus for Training of Auditory/Visual Discrimination Using Target and Distractor Phonemes/Graphemes	1/1/02	No	No	Core

811D2	6,334,777	Method for Adaptively Training Humans To Discriminate Between Frequency Sweeps Common in Spoken Language	1/1/02	No	No	Core

811D1	6,358,056	Method For Adaptively Training Humans To Discriminate Between Frequency Sweeps Common in Spoken Language	3/19/02	No	No	Core

814	6,364,666	Method for Adaptive Training of Listening and Language Comprehension Using Processed Speech Within an Animated Story	4/2/02	No	No	Core

713D1.01	6,386,881	Adaptive Motivation for Computer-Assisted Training System	5/14/02	No	No	Core

713D2.01	6,533,584 6,533,584	Uniform Motivation For Multiple Computer-Assisted Training Systems	3/18/03	No	No	Core

834CIP1	6,565,359	Remote Computer-Implemented Methods For Cognitive And Perceptual Testing	5/20/03	No	No	Non-Core

713D1.02	6,585,518	Adaptive Motivation for Computer-Assisted Training System	7/1/03	No	No	Core

713D2.02	6,585,519	Uniform Motivation for Multiple Computer-Assisted Training Systems	7/1/03	No	No	Core

A-4

SLC Docket	Patent Number	Title	Issue Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

813D1	6,599,129	Method for Adaptive Training of Short Term Memory and Auditory/Visual Discrimination Within a Computer Game	7/29/03	No	No	Core

II. SLC/UC Jointly Assigned United States Patents

SLC Docket	Patent Number	Title	Issue Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

701	6,109,107	Method and Apparatus for Diagnosing and Remediating Language-Based Learning Impairments	8/29/00	No	No	Core

701D1	6,349,598	Method and Apparatus for Diagnosing and Remediating Language-Based Learning Impairments	2/26/02	No	No	Core

701D2	6,457,362	Method and Apparatus for Diagnosing and Remediating Language-Based Learning Impairments	10/01/02	No	No	Core

704B	6,409,685	Method for improving motor control in an individual by sensory training	6/25/02	Yes	No	Core

704C1	6,267,733	Apparatus and methods for treating motor control and somatosensory perception deficits	7/31/01	Yes	No	Core

706	6,422,869	Methods and apparatus for assessing and improving processing of temporal information in human	7/23/02	No	No	Core

724	6,221,908	System for stimulating brain plasticity	4/24/01	Yes	No	Core

725	6,231,344	Prophylactic reduction and remediation of schizophrenic impairments through interactive behavioral training	5/15/01	Yes	No	Core

A-5

SLC Docket	Patent Number	Title	Issue Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

725A	6,165,126	Remediation of Depression Through Computer-Implemented Interactive Behavioral Training	12/26/00	Yes	No	Core

III. SLC Pending United States Applications

SLC Docket	Application Number	Title	File Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

819	09/108,816	Remotely Administered Computer-Assisted Professionally Supervised Teaching System	7/1/98	No	No	Non-Core

902	09/348,091	Method and Apparatus for Improved Visual Presentation of Objects for Visual Processing	7/6/99	No	No	Core

707B-D1	09/415,476	Method and Apparatus for Training of Cognitive and Memory Systems in Humans	10/8/99	No	No	Core

0004	09/569,936	Comprehensive Learning Assessment Tool and Method	5/12/00	No	No	Non-Core

0006	09/965,530	Method and Apparatus for Automated Training of Language Learning Skills	9/26/01	No	No	Non-Core

IV. SLC/UC Jointly Assigned Pending United States Applications

SLC Docket	Application Number	Title	File Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

0008	10/000,844	Computer -Implemented Methods and Apparatus for Remediating Abnormal Behaviors*	11/2/00	Yes	No	Core

*	Application Ser. No. 10/000,844 has been jointly assigned to SLC, the Regents and the University of Texas, Dallas

A-6

V. SLC Assigned Foreign Patents

SLC Docket	Application Number	Title	Issue Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

707A-AU	18239/99	Method and Apparatus for Training of Sensory and Perceptual Systems in LLI Subjects	1/30/03	No	No	Core

707A-EP	98963159.3	Method and Apparatus for Training of Sensory and Perceptual Systems in LLI Subjects	6/11/03	No	No	Core

714B-AU	33733/99	Methods and Apparatus for Dynamically Tailoring Biochemical Based Therapy Programs in Human	11/7/02	Yes	No	Core

VI. SLC/UC Jointly Assigned Foreign Patents

SLC Docket	Application Number	Title	Issue Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

704-AU	13133/99	Method for Improving Motor Control in an Individual by Sensory Training	8/29/02	Yes	No	Core

VII. SLC Pending Foreign Applications

SLC Docket	Application Number	Title	File Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

702C2-CA	2281757	Remote Computer-Assisted Compliance Monitoring System	12/21/98	No	No	Non-Core

702C2-EP	98964868.8	Remote Computer-Assisted Compliance Monitoring System	12/21/98	No	No	Non-Core

702C2-JP	534199/99	Remote Computer-Assisted Compliance Monitoring System	12/21/98	No	No	Non-Core

A-7

SLC Docket	Application Number	Title	File Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

707A-CA	2281644	Method and Apparatus for Training of Sensory and Perceptual Systems in LLI Subjects	12/14/98	No	No	Core

714B-EP	99915146.7	Methods and Apparatus for Dynamically Tailoring Biochemical Based Therapy Programs in Human	10/16/00	Yes	No	Core

714B-JP	2000-541621	Methods and Apparatus for Dynamically Tailoring Biochemical Based Therapy Programs in Human	10/2/00	Yes	No	Core

901-EP	2001-0924253	Computer-Implemented Methods and Apparatus for Improving General Intelligence	3/19/01	No	No	Non-Core

0006-CA	2418274	Method and Apparatus for Automated Training of Language Learning Skills	9/26/01	No	No	Non-Core

0006-EP	1985771.3	Method and Apparatus for Automated Training of Language Learning Skills		No	No	Non-Core

A-8

VIII. SLC/UC Jointly Assigned Pending Foreign Applications

SLC Docket	Application Number	Title	File Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

704-HK	00101437.9	Method for Improving Motor Control in an Individual by Sensory Training	3/8/00	Yes	No	Core

704-JP	11-528635	Method for Improving Motor Control in an Individual by Sensory Training	11/9/98	Yes	No	Core

706-HK	N/A	Methods and Apparatus for Assessing and Improving Processing of Temporal Information in Human		No	No	Core

706-JP	11-528633	Methods and Apparatus for Assessing and Improving Processing of Temporal Information in Human	11/9/98	No	No	Core

725-CA	2340667	Prophylactic Reduction and Remediation of Schizophrenic Impairments Through Interactive Behavioral Training		Yes	No	Core

IX. Third Party Patents

SLC Docket	Patent Number	Title	Issue Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

401-961	5,813,862	Method and Device for Enhancing the Recognition of Speech Among Speech-Impaired Individuals	9/29/98	No	No	Core

401-061	6,071,123	Method and Device for Enhancing the Recognition of Speech Among Speech-Impaired Individuals	6/6/00	No	No	Core

A-9

SLC Docket	Patent Number	Title	Issue Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

401-691	6,123,548	Method and Device for Enhancing the Recognition of Speech Among Speech-Impaired Individuals	9/26/00	No	No	Core

401-944	6,302,697	Method and device for enhancing the recognition of Speech Among Speech-Impaired Individuals	10/16/01	No	No	Core

401-685	6,413,092	Method and Device for Enhancing the Recognition of Speech Among Speech-Impaired Individuals	7/2/02	No	No	Core

401-845	6,413,093	Method and Device for Enhancing the Recognition of Speech Among Speech-Impaired Individuals	7/2/02	No	No	Core

401-849	6,413,094	Method and Device for Enhancing the Recognition of Speech Among Speech-Impaired Individuals	7/2/02	No	No	Core

401-147	6,413,095	Method and Device for Enhancing the Recognition of Speech Among Speech-Impaired Individuals	7/2/02	No	No	Core

401-317	6,413,096	Method and Device for Enhancing the Recognition of Speech Among Speech-Impaired Individuals	7/2/02	No	No	Core

401-535	6,413,097	Method and Device for Enhancing the Recognition of Speech Among Speech-Impaired Individuals	7/2/02	No	No	Core

401-775	6,413,098	Method and Device for Enhancing the Recognition of Speech Among Speech-Impaired Individuals	7/2/02	No	No	Core

A-10

SLC Docket	Patent Number	Title	Issue Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

401-AU	712743	Method and Device for Enhancing the Recognition of Speech Among Speech-Impaired Individuals	11/18/99	No	No	Core

401-EP	797822	Method and Device for Enhancing the Recognition of Speech Among Speech-Impaired Individuals	05/22/02	No	No	Core

401-SG	86991	Method and Device for Enhancing the Recognition of Speech Among Speech-Impaired Individuals	07/18/00	No	No	Core

X. Third Party Pending Foreign Applications

SLC Docket	Application Number	Title	File Date	NSC Cost(1)	Shared Cost(2)	Core or Non-Core

401-JP	08-517625	Method and Device for Enhancing the Recognition of Speech Among Speech-Impaired Individuals	11/21/95	No	No	Core

A-11

EXHIBIT B

SLC SOFTWARE

I. SLC Software. Subject to part II below, the SLC Software consists of the following programs and documentation as made available to NSC for inspection prior to the Effective Date (which NSC acknowledges that it has inspected and approved):

1.	Speech processing software developed by UCSF and ported to the Linux platform and enhanced by SLC (“Speech Processing Software”)

2.	Multimedia template written in Director 7, in source code format only (“Multimedia Template”)

3.	Fast ForWord Language Quickstart with local only progress tracking functionality

4.	Source code to multimedia module to Fast ForWord Language Gateway Edition that writes out XML data

5.	XML data structures for output of Fast ForWord Language Gateway Edition

6.	Database schema used to store results generated by the Fast ForWord Language Gateway Edition in the Oracle 9i database

II. Third Party Software. SLC Software shall not include any third-party software that may be required to use the SLC Software, including but not limited to operating systems, databases (such as Oracle 9i), compilers, interpreters, programming environments, web servers, or communications utilities (SOAP).

III. Restrictions on Distribution of Software. Notwithstanding any provision in the Agreement to the contrary, the following shall apply:

NSC has no right to distribute the Speech Processing Software (item 1 above) except as follows: NSC may provide copies of the Speech Processing Software in object code form only to its OEMs, VARs or other distributors solely for use by them to generate speech output files for use in modified Commercial NSC Products created by them as permitted under Section 2.4(f) above. NSC may not place into escrow, distribute or otherwise transfer source, script, or other human-readable versions of the Speech Processing Software, except as permitted in Section 11.5.

NSC’s right under Section 2.3(a)(6) to place source, script or other human-readable code of a Commercial NSC Product (including SLC Software embodied therein) may only be exercised pursuant to an escrow agreement that meets the following requirements: (a) the escrow agent under the agreement must be a reputable commercial software escrow agent; (b) each beneficiary under the escrow agreement must agree, for the express benefit of SLC and NSC, that the escrowed materials contain confidential information of SLC and may not be disclosed to any other party for any purpose or used by the beneficiary for any purpose other than to maintain (but not substantially modify) Commercial NSC Products that were used or distributed by the beneficiary prior to the release of the escrow in accordance with the terms of the applicable Distribution Arrangement; and (c) the escrow agent must agree, for the benefit of SLC, to provide to SLC all notices and information that are provided to NSC, but at a minimum the escrow agent must agree to notify SLC at least five (5) business days prior to the release of any escrowed materials.

* * * *

B-1

EXHIBIT C

UC PASS THROUGH TERMS

9.	PROGRESS AND ROYALTY REPORTS

9.1	Beginning July 28, 2003 and semi-annually, thereafter, NSC shall submit to SLC a progress report covering NSC’s (and any Sublicensee’s) activities related to the development and testing of all Licensed Products and the obtaining of the governmental approvals necessary for marketing. Progress reports are required for each Licensed Product until the first commercial sale of that Licensed Product occurs in the United States and shall be again required if commercial sales of such Licensed Product are suspended or discontinued.

9.2	Progress reports submitted under Paragraph 9.1 shall include, but are not limited to, the following topics:

(1)	summary of work completed

(2)	key scientific discoveries

(3)	summary of work in progress

(4)	current schedule of anticipated events or milestones

(5)	market plans for introduction of Licensed Products, and

(6)	a summary of resources (dollar value) spent in the reporting period.

9.4	NSC shall report to SLC in its immediately subsequent progress and royalty report the date of first commercial sale of a Licensed Product in each country.

9.6	If no sales of Licensed Products have been made during any reporting period, a statement to this effect is required under Section 4.11 of the Agreement.

10.	BOOKS AND RECORDS

10.2	To the extent not already set forth under Section 4.13 of the Agreement: books and records must be open to inspection by representatives or agents of The Regents at reasonable times. SLC or The Regents, as applicable, shall bear the fees and expenses of examination but if an error in royalties of more than five percent (5%) underpayment of the total royalties due for any year is discovered in any examination then NSC shall bear the fees and expenses of that examination.

* * * * C-1

EXHIBIT D

UC LICENSE

NSC acknowledges that SLC has provided it with a copy of the UC License as in effect on the Effective Date. * * * * D-1

EXHIBIT E

MINIMUM PASS-THROUGH TERMS

The sublicense must:

(i)	if the Licensed Products include SLC Software, recite that the SLC Software is licensed not sold;

(ii)	prohibit use of the Licensed Product outside of the Health Field;

(iii)	if the Licensed Product includes SLC Software, prohibit decompilation reverse engineering, or modification of the Licensed Product, except to the extent otherwise permitted by applicable law notwithstanding the foregoing prohibition;

(iv)	prohibit any use, reproduction or distribution not expressly permitted by NSC;

(v)	recite that the Licensed Product is subject to patent, copyright (if applicable) and other intellectual property rights of “Scientific Learning Corporation and its licensors”;

(vi)	include a government restricted rights provision substantially in the form set forth below, modified as required by changes to the applicable procurement regulations;

U.S. Government Rights. If you are a branch or agency of the United States Government, then you acknowledge that the Software is a “commercial item” as that term is defined at 48 C.F.R. 2.101, consisting of “commercial computer software” and “commercial computer software documentation” as such terms are used in 48 C.F.R. 12.212. Any technical data provided with such Software is commercial technical data as defined in 48 C.F.R. 12.211. Consistent with 48 C.F.R. 12.211 through 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4, and 48 C.F.R. 252.227-7015, all U.S. Government end users acquire the Software with only those rights set forth in this Agreement.

(vii)	if the Licensed Product is SLC Software, specify that “Scientific Learning Corporation” shall have no liability whatsoever to the third-party recipient, whether in contract or in tort, arising out of or in connection with the sublicense or the Licensed Product provided thereunder;

(viii)	require that, if the recipient is granted a right to further distribute the Licensed Product, it must as a condition to exercising such right enter into legally binding written agreement with its distributees that includes the provisions of paragraphs (i) through (vii) above;

(ix)	disclaim any implied licenses; and

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(x)	contain no term inconsistent with the foregoing required provisions.

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